SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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VISHAY PRECISION GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VISHAY PRECISION GROUP, INC.
3 GREAT VALLEY PARKWAY
SUITE 150
MALVERN, PENNSYLVANIA 19355

April 10, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Vishay Precision Group, Inc., to be held at 9:30 a.m., local time, on Tuesday, May 21, 2013, at The Desmond Hotel and Conference Center, 1 Liberty Boulevard, Malvern, PA 19355. The Board of Directors looks forward to greeting you personally at the annual meeting.

During the annual meeting, we will discuss each item of business described in the attached Notice of Annual Meeting of Stockholders and proxy statement and provide a report on Vishay Precision Group’s business operations. There will also be time for questions.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Vishay Precision Group. We hope you will be able to attend the annual meeting. Whether or not you expect to attend the annual meeting, and regardless of the number of shares you own, it is important to us and to our business that your shares are represented and voted at the annual meeting. Therefore, you are encouraged to vote over the internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card, so that your shares will be represented and voted at the 2013 Annual Meeting. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail.

Sincerely,

/s/ Marc Zandman
Marc Zandman
Chairman of the Board of Directors

VISHAY PRECISION GROUP, INC.
3 GREAT VALLEY PARKWAY
SUITE 150
MALVERN, PENNSYLVANIA 19355

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY MAY 21, 2013

The 2013 Annual Meeting of Stockholders of Vishay Precision Group, Inc. will be held at The Desmond Hotel and Conference Center, 1 Liberty Boulevard, Malvern, PA 19355, on Tuesday, May 21, 2013 at 9:30 a.m., local time. The meeting will be held to consider and act upon:

1.	The election of five directors to hold office until the annual meeting of stockholders in 2014;

2.	The ratification of our independent registered public accounting firm for fiscal year 2013;

3.	The approval of the amended and restated Vishay Precision Group, Inc. 2010 Stock Incentive Program, including an increase in the number of common shares available for issuance thereunder; and

4.	Such other business as may be brought properly before the meeting.

Our stockholders of record at the close of business on April 3, 2013 will be entitled to vote at the annual meeting or at any adjournment thereof. Whether or not you expect to attend the meeting in person, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions under the heading “How do I vote my shares? Can I vote electronically?” on page 3 of this proxy statement; the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail; or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

/s/ Roland B. Desilets
Roland B. Desilets
Corporate Secretary

Malvern, Pennsylvania
April 10, 2013

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 21, 2013.

The Proxy Statement for the 2013 Annual Meeting of Stockholders and our 2012 Annual Report to
Stockholders are available for view on our proxy website:

http://ir.VishayPG.com

VISHAY PRECISION GROUP, INC.
3 GREAT VALLEY PARKWAY
SUITE 150
MALVERN, PENNSYLVANIA 19355
________________

PROXY STATEMENT
________________

The accompanying proxy is solicited by the Board of Directors of Vishay Precision Group, Inc. for use at the 2013 Annual Meeting of Stockholders to be held at The Desmond Hotel and Conference Center, 1 Liberty Boulevard, Malvern, PA 19355 on Tuesday, May 21, 2013 at 9:30 a.m., local time, or any adjournments thereof.

ABOUT THE MEETING

Why are we holding the 2013 Annual Meeting?

As a matter of good corporate practice, and in compliance with applicable corporate law and the rules of the New York Stock Exchange, we hold a meeting of stockholders annually. This year’s meeting will be held on May 21, 2013. There will be at least three items of business that must be voted on by our stockholders at the meeting, and our Board of Directors (the “Board”) is seeking your proxy to vote on these items. This proxy statement contains important information about Vishay Precision Group, Inc. and the matters that will be voted on at the meeting. Please read these materials carefully so that you have the information you need to make informed decisions. Throughout this proxy statement, we will refer to ourselves as “Vishay Precision Group, Inc.,” “VPG,” “we,” “our,” or the “Company.”

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we may furnish proxy materials, including this proxy statement and our 2012 Annual Report to Stockholders, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which is being mailed to our stockholders on or about April 10, 2013, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

What is a proxy?

A proxy is your legal designation of another person to vote the shares of stock that you own. The person you designate to vote your shares is also called a proxy. When you submit a proxy, the people named on the proxy card are required to vote your shares at the annual meeting in the manner you have instructed.

What is the record date and why is it important?

The record date is the date used by our Board to determine which stockholders are entitled to receive notice of, and vote on the items presented at, the annual meeting. Our Board established April 3, 2013 as the record date for the 2013 Annual Meeting.

What is the difference between “Stockholders of Record” and “Beneficial Owners”?

If your shares are registered directly in your name with our transfer agent, you are considered to be the stockholder of record of those shares. The proxy statement, annual report and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” This proxy statement and annual report have been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, are invited to attend the meeting.

What proposals will I be voting on and how does the Board of Directors recommend I vote?

The Board’s recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

  FOR the election of five directors to hold office for terms of one year and until their successors are duly elected and qualified (see Proposal One);

  FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 (see Proposal Two);

  FOR the approval of the amended and restated Vishay Precision Group, Inc. 2010 Stock Incentive Program, including an increase in the number of common shares available for issuance thereunder (see Proposal Three); and

  for or against any other matters that come before the 2013 Annual Meeting, as the proxy holders deem advisable.

Does VPG have more than one class of stock outstanding?

We have two classes of stock outstanding, common stock and Class B common stock. On the record date, there were 12,361,636 shares of common stock and 1,025,176 shares of Class B common stock outstanding and entitled to vote.

What are the voting rights of each class of stock?

Each share of common stock will be entitled to one vote and each share of Class B common stock will be entitled to 10 votes with respect to each matter to be voted on at the annual meeting.

A list of stockholders entitled to vote at the annual meeting will be available for examination by VPG’s stockholders during ordinary business hours for a period of ten days prior to the annual meeting at our headquarters, 3 Great Valley Parkway, Suite 150, Malvern, Pennsylvania 19355. A stockholder list will also be available for examination at the annual meeting.

What constitutes a quorum?

A quorum is the minimum number of votes required to be present at the annual meeting to conduct business. As set forth in VPG’s by-laws, the holders of a majority of the votes represented by the outstanding shares of common stock and Class B common stock, voting together as a single class, present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting.

What vote is required to approve each proposal?

On each matter to be voted on at the 2013 Annual Meeting, the holders of common stock and Class B common stock will vote together as a single class. Assuming a quorum is present, the vote required and method of calculation for the proposals to be considered at the annual meeting are as follows:

  Proposal One. The election of five directors to hold office for terms of one year or until their successors are duly elected and qualified requires a plurality of the votes cast with respect to each directorship.

  Proposal Two. The ratification of the appointment of Ernst & Young LLP as VPG’s independent registered public accounting firm for the year ending December 31, 2013 requires the affirmative vote of a majority of the votes cast on Proposal Two.

  Proposal Three. The approval of the amended and restated Vishay Precision Group, Inc. 2010 Stock Incentive Program requires the affirmative vote of a majority of the votes cast on Proposal Three.

  Other Matters. All other matters voted on at the 2013 Annual Meeting will be determined by the affirmative vote of a majority of the votes cast at the Meeting. Aside from the three proposals above, we are not aware of any other matter to be presented at the 2013 Annual Meeting.

How are abstentions and broker non-votes considered?

Shares represented by proxies that are properly marked “abstain” will be counted for purposes of determining the presence of a quorum at the 2013 Annual Meeting. Abstentions will have no effect on the election of directors under Proposal One or on the votes under Proposals Two and Three.

Brokers holding shares for beneficial owners in street name must vote those shares according to specific instructions they receive from the beneficial owners. If instructions are not received, brokers may only vote the shares, in their discretion, on matters for which they are not precluded from exercising their discretion by the rules of the New York Stock Exchange (“NYSE”). Under the NYSE rules, a broker is permitted to vote shares on routine matters, which include ratifying the appointment of independent auditors, but do not include the election of directors or the approval of an equity plan. Accordingly, brokers may vote in their discretion only on Proposal Two. For your vote to be counted with respect to Proposals One and Three, you will need to communicate your voting decisions to your bank, broker or other holder of record before the date of the 2013 Annual Meeting.

A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes will be counted in determining whether there is a quorum at the annual meeting but will not be regarded as votes cast. Because the Company has a plurality voting standard for the election of directors and because the other proposals on the agenda will be determined by a majority of the votes cast, broker non-votes will have no effect on the outcome of the vote on any of the proposals.

How do I vote my shares? Can I vote electronically?

If you are a holder of record of our common stock as of the record date, there are four ways to vote:

  On the Internet. You can vote over the Internet at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions on your proxy card. You will need the 12-digit control number included on your proxy card.

  Over the Phone. You can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week, and following the instructions on your proxy card.

  By Mail. If you requested a copy of our proxy materials by mail, you may complete, sign and mail your enclosed proxy card to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

  In Person. You may vote by written ballot at the annual meeting.

The shares represented by your proxy, whether voted using the Internet, by phone, or mail, will be voted as directed with respect to each of the proposals set forth in the proxy statement, OR, if no direction is indicated by your proxy for a proposal, at the recommendation of the Board.

You may either vote “for all” or “withhold” your vote for the election of the director nominees under Proposal One, or you may vote for only some of the nominees. You may vote “for,” “against” or “abstain” on each of Proposals Two and Three.

Whether or not you plan to attend the meeting, we strongly encourage you to vote by proxy prior to the meeting.

Can I change my vote after I return my proxy card?

Yes. You may revoke your proxy at any time before it is voted at the 2013 Annual Meeting. In order to revoke your proxy, you may either:

  sign and timely return another proxy card bearing a later date;

  provide written notice of the revocation to VPG’s Corporate Secretary; or

  attend the annual meeting and vote in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you must follow the instructions provided by your broker, bank, or nominee on how to revoke your proxy.

What will happen if I provide my proxy but do not vote on one or more proposals?

If you are the record holder of your shares, you should provide voting instructions for all proposals appearing on the proxy card. The persons named as proxies on the enclosed proxy card will vote your shares according to your instructions. However, if you fail to provide instructions on how you want your shares to be voted, properly signed and dated proxies will be voted in accordance with the recommendation of the Board.

If you hold your shares in “street name,” you should provide voting instructions for all proposals appearing on the proxy card to your broker, bank, or other holder of record. If you do not provide voting instructions for all proposals, your broker, bank, or other holder of record might not be authorized to vote your shares on certain matters, in which event they will be recorded as “broker non-votes.” See the discussion under the heading “How are abstentions and broker non-votes considered?” above.

What will happen if I do not provide my proxy?

If you are a stockholder of record, your shares will not be voted unless you attend the 2013 Annual Meeting and vote your shares in person.

If you are the beneficial owner of shares held in street name, your broker, bank, or other holder of record might not be authorized to vote your shares on certain matters and they will be recorded as “broker non-votes.” See the discussion under the heading “How are abstentions and broker non-votes considered?” above.

Who paid to send me the proxy materials?

The cost of production and mailing of proxy materials, and the solicitation of proxies, is borne by VPG. The Board may use the services of VPG’s directors, officers and other regular employees to solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such fiduciaries, and VPG will reimburse them for the reasonable expenses incurred by them in so doing.

GOVERNANCE OF THE COMPANY

How is VPG governed?

At VPG, day-to-day business activities are carried out by our employees under the direction and supervision of Ziv Shoshani, our Chief Executive Officer (“CEO”). The Board oversees these activities. In doing so, each director is required to apply his or her business judgment in the best interests of VPG and its stockholders. The Board’s primary responsibilities include:

  Review of our performance, strategies, and major decisions;

  Oversight of our compliance with legal and regulatory requirements and the integrity of our financial statements;

  Oversight of management, including review of the CEO’s performance and succession planning for key management roles; and

  Oversight of compensation for the CEO, key executives and the Board, as well as oversight of compensation policies and programs for all employees.

Additional description of the Board’s responsibilities is included in our Corporate Governance Principles document, which is available to stockholders on our website and in print upon request, as described in this proxy statement.

Where can I find more information about the corporate governance practices of VPG?

Various corporate governance related documents are available on our website, including:

  Corporate Governance Principles

  Code of Business Conduct and Ethics

  Code of Ethics Applicable to the Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer or Controller

  Audit Committee Charter

  Nominating and Corporate Governance Committee Charter

  Compensation Committee Charter

To view these documents, access http://ir.VishayPG.com and click on “Corporate Governance.” Any of these documents can be obtained in print by any stockholder upon written request to VPG’s investor relations department.

We intend to post any amendments to, or any waivers from, a provision of our Code of Ethics Applicable to the Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer or Controller on our website.

What is the composition of our Board of Directors?

VPG has a single class of directors, all of whom are elected annually. The number of directors is fixed by the Board, subject to a maximum of nine directors as provided in the Company’s charter documents. There are currently five members of the Board. As described in Proposal One, all five directors are nominated to serve for a term expiring at the annual meeting of stockholders in 2014. Biographical information on each of the directors is included in Proposal One.

How does the Board determine which directors are considered independent?

The Board has determined that, to be considered independent, an outside director may not have a direct or indirect material relationship with VPG. A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of VPG and its stockholders. The materiality standard applied by the Board includes, but is not limited to, the disqualifying relationships set forth in the governance listing standards of the NYSE.

Accordingly, the Board has concluded that Dr. Samuel Broydo, Saul Reibstein and Timothy Talbert qualify as independent directors. The Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee of the Board are composed entirely of independent directors.

How often did the Board meet during 2012?

The Board met eight times during 2012. In 2012, each director attended all of the meetings of the Board and any Committee on which such director served. Each of our five directors attended the 2012 annual meeting stockholders. It is the policy of the Board that directors are expected to attend the 2013 Annual Meeting and all future annual meetings of stockholders.

What is the role of the Board’s Committees?

Nominating and Corporate Governance Committee - The functions of the Nominating and Corporate Governance Committee include identifying individuals qualified to become members of the Board; selecting, and recommending that the Board approve, the director nominees for the next annual meeting of stockholders; developing and recommending to the Board a set of corporate governance principles for VPG; overseeing the evaluation of the Board and the management of VPG; administering VPG’s Related Party Transactions Policy; and performing other related functions specified in the Committee’s charter. A copy of the Committee’s charter is available to stockholders on our website and in print upon request.

The chairman of the Nominating and Corporate Governance Committee is designated under our Corporate Governance Principles to preside at the executive sessions of the Board’s non-management directors. The current chairman of the Nominating and Corporate Governance Committee is Mr. Talbert.

Audit Committee - The functions of the Audit Committee include overseeing VPG’s accounting and financial reporting processes; overseeing the audits of our combined and consolidated financial statements and the effectiveness of our internal control over financial reporting; assisting the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independence and qualifications of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm; and performing other related functions specified in the Committee’s charter. The Audit Committee consists of three non-management directors, each of whom satisfies the independence requirements of the rules of the SEC and the governance listing requirements of the NYSE. All of the members of the Committee also satisfy the financial literacy requirements of the NYSE and the Board has determined that Mr. Reibstein, the chairman of the Committee, qualifies as an audit committee financial expert under the rules of the SEC. A copy of the Committee’s charter is available to stockholders on our website and in print upon request.

Compensation Committee - The functions of the Compensation Committee include evaluating the performance of the CEO and, based on this evaluation, determining and approving the compensation of the CEO; making recommendations to the Board with respect to compensation of our other executive officers; making recommendations to the Board with respect to compensation of non-management directors; making recommendations to the Board with respect to, and administering, our incentive compensation plans and equity based compensation plans; and performing other related functions specified in the Committee’s charter. The Compensation Committee is authorized, within the limits of the Company’s 2010 Stock Incentive Program, as amended (the “2010 Program”), to determine the individuals who are to receive awards; the type of awards, including stock, stock options, restricted stock and restricted stock units (“RSUs”), and the vesting requirements with respect to those awards, and to administer and interpret the 2010 Program. Dr. Broydo is the chairman of this Committee. A copy of the Committee’s charter is available to stockholders on our website and in print upon request.

Board Leadership Structure and Role in Risk Oversight

The Board believes that it is important to retain the flexibility to combine or separate the responsibilities of the offices of Chairman of the Board and CEO, as may be in the best interests of the Company from time to time.

The significant experience of Mr. Marc Zandman, our Chairman, with the Company’s business (as a subsidiary of Vishay Intertechnology, Inc. (“Vishay Intertechnology”) prior to the spin-off) uniquely qualifies him to serve as the Board’s non-executive Chairman as VPG develops as an independent public company. At the same time, the active membership of Mr. Ziv Shoshani, our CEO, on the Board assures our Board of the benefit of his comprehensive knowledge of the Company’s business, day-to-day operations, industry and competitive challenges.

Management continually monitors the material risks facing the Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Board is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. Although the Board is ultimately responsible for risk oversight at the Company, the Board has delegated to certain Committees oversight responsibility for those risks that are directly related to their respective areas of focus.

  The Audit Committee reviews our policies and guidelines with respect to risk assessment and risk management, including our major financial risk exposures, and oversees the steps management has taken to monitor and control those exposures.

  The Compensation Committee considers risk issues when establishing and administering our compensation programs for executive officers and other key personnel.

  The Nominating and Corporate Governance Committee oversees corporate governance risks, including matters relating to the composition and organization of the Board and recommends to the Board how its effectiveness can be improved by changes in its composition and organization.

Each of these Committees routinely reports to the Board on the management of these specific risk areas. To permit the Board and its Committees to perform their respective risk oversight roles, individual members of management who supervise the Company’s risk management report directly to the Board or the relevant committee of the Board responsible for overseeing the management of specific risks, as applicable. For this purpose, management has a high degree of access and communication with the Board and its Committees.

The Board believes that open and constructive communication between management and the Board is essential for effective risk management and oversight. Members of the Company’s senior management regularly attend Board and committee meetings and are available to address any questions or concerns raised on matters related to risk management. The Board and its Committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board.

The following table summarizes the composition of these Committees:

Nominating &
Corporate
		Governance	Compensation
	Audit Committee	Committee	Committee
Marc Zandman	—	—	—
Samuel Broydo	*	*	**
Saul Reibstein	**	*	*
Timothy Talbert	*	**	*
Ziv Shoshani	—	—	—

No. of Meetings during 2012	7	1	4
____________________

*	–	Member
**	–	Chairman

How does the Board select nominees for the Board?

In selecting candidates for nomination at the annual meeting of our stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at the meeting desire, and are qualified, to continue their service on the Board. We are of the view that the repeated service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure and contributing to the Board’s ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board; who the Committee believes will continue to make important contributions to the Board; and who consent to stand for re-election and, if re-elected, to continue their service on the Board. If there are Board positions for which the Committee will not be re-nominating a qualified incumbent, the Committee will solicit recommendations for nominees from persons who the Committee believes are likely to be familiar with qualified candidates, including members of the Board and senior management.

The Nominating and Corporate Governance Committee may also engage a search firm to assist in identifying qualified candidates. If such a search firm is engaged, the Committee sets the fees and scope of engagement. The Nominating and Corporate Governance Committee will review and evaluate each candidate who it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Committee, the existing composition and mix of talent and expertise on the Board and other factors that it deems relevant. In conducting its review and evaluation, the Nominating and Corporate Governance Committee may solicit the views of management and other members of the Board and may, if deemed helpful, conduct interviews of proposed candidates. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other persons, except that the Committee may consider, as one of the factors in its evaluation of stockholder-recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of VPG and whether the stockholders intend to continue holding that interest through the annual meeting date.

What qualifications must a director have?

Under a policy formulated by our Nominating and Corporate Governance Committee, we generally require that all candidates for director:

  be persons of integrity and sound ethical character;

  be able to represent all stockholders fairly;

  have no interests that materially conflict with those of VPG and its stockholders;

  have demonstrated professional achievement;

  have meaningful management, advisory or policy making experience;

  have a general appreciation of the major business issues facing VPG; and

  have adequate time to devote to serve on the Board.

A limited exception to some of these requirements, other than the requirements of integrity and ethics and the absence of material conflict, may be made for a holder of substantial voting power. Directors may not stand for re-election after the age of 75 unless the Board makes an affirmative determination that, because of the importance and value of the continued service of a director, the retirement policy should be waived, except that no director may stand for re-election after age 85. This policy does not apply to any person who controls more than 20% of the voting power of the Company. We also require that a majority of directors be independent; at least three of the directors have the financial literacy necessary for service on the audit committee and at least one of these directors qualifies as an audit committee financial expert; at least some of the independent directors have served as senior executives of public or substantial private companies; and at least some of the independent directors have general familiarity with the major industries in which we operate. Additionally, while the Company does not have a formal policy with respect to the consideration of diversity in identifying director candidates, the benefits of board diversity are considered in the nominations process, including diversity of background and experience.

Can I recommend a nomination for director?

Yes. The Nominating and Corporate Governance Committee will consider recommendations for director nominations submitted by stockholders entitled to vote generally in the election of directors. Submissions must be made in accordance with the Nominating and Corporate Governance Committee’s procedures, as outlined herein and set forth on our website. For each annual meeting of our stockholders, the Nominating and Corporate Governance Committee will accept for consideration only one recommendation per stockholder or affiliated group of stockholders. The Nominating and Corporate Governance Committee will only consider candidates who satisfy our minimum qualifications for director, as summarized in this proxy statement and as set forth on our website. Stockholders should be aware, as discussed herein, that it is our general policy to re-nominate qualified incumbent directors and that, absent special circumstances, the Committee will not nominate other candidates when a qualified incumbent director consents to stand for re-election.

A stockholder wishing to recommend to the Nominating and Corporate Governance Committee a candidate for election as director must submit the recommendation in writing, addressed to the Committee, care of our Corporate Secretary, at Vishay Precision Group, Inc., 3 Great Valley Parkway, Suite 150, Malvern, PA 19355. Submissions must be made by mail, courier, or personal delivery. E-mailed submissions will not be considered. Submissions recommending candidates for election at an annual meeting of stockholders must generally be received no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. However, in the event that the date of an annual meeting of stockholders is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission must be made a reasonable time in advance of the mailing of our proxy statement for the current year. Each nominating recommendation must be accompanied by the information called for by our “Procedures for Securityholders’ Submission of Nominating Recommendations,” which is available upon request. This includes specified information concerning the stockholder or group of stockholders making the recommendation and the proposed nominee, any relationships between the recommending stockholder or stockholders and the proposed nominee and the qualifications of the proposed nominee to serve as director. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and elected and the agreement of the nominee to be contacted by the Committee, if the Committee decides in its discretion to do so.

In addition to being entitled to make a recommendation that the Committee nominate a candidate for election as a director, stockholders are also entitled to nominate candidates themselves for election to the Board at a meeting of stockholders, by providing the necessary information by the applicable deadlines. See the discussion under the heading “Stockholder Proposals and Nominations for the 2014 Annual Meeting” below.

How do stockholders and others communicate with the Board?

VPG stockholders may communicate with the Board, any Committee of the Board or any individual director, and any interested party may communicate with the non-management directors of the Board as a group, by delivering such communications either in writing addressed to our Corporate Secretary at Vishay Precision Group, Inc., 3 Great Valley Parkway, Suite 150, Malvern, PA 19355; or by e-mail to boardofdirectors@VishayPG.com. Communications should not exceed 1,000 words.

All communications must be accompanied by the following information: (i) if the person submitting the communication is a securityholder, a statement of the type and amount of the securities of VPG that the person holds; (ii) if the person submitting the communication is not a securityholder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in VPG; (iii) any special interest, meaning an interest not in the capacity as a stockholder of VPG, of the person in the subject matter of the communication; and (iv) the address, telephone number and e-mail address, if any, of the person submitting the communication. Communications addressed to directors may, at the direction of the directors, be shared with VPG’s management.

DIRECTOR COMPENSATION

Concurrent with the annual meeting, each non-employee director receives an annual retainer fee of $30,000 for serving on the Board, excluding the Chairman. Concurrent with the annual meeting, Mr. Zandman receives an annual retainer fee of $75,000 for serving as non-executive Chairman of the Board. Directors who are also employees of VPG do not receive any additional compensation for their service as directors. See discussion herein under the heading “Executive Compensation.”

In March 2012, our Compensation Committee approved a grant of RSUs worth $10,000 to all of our non-employee directors, other than our Chairman, effective immediately after the 2012 Annual Meeting, and a grant of RSUs worth $25,000 to our Chairman effective immediately after the 2012 Annual Meeting. These grants were subject to each director’s re-election at the 2012 Annual Meeting and will vest on the first anniversary of the 2012 Annual Meeting.

In March 2013, our Compensation Committee approved a grant of RSUs worth $10,000 to all of our non-employee directors, other than our Chairman, effective immediately after the 2013 Annual Meeting, and a grant of RSUs worth $25,000 to our Chairman effective immediately after the 2013 Annual Meeting. These grants are subject to each director’s re-election at the 2013 Annual Meeting and will vest on the first anniversary of the 2013 Annual Meeting.

The following table provides information with respect to the compensation paid or provided to the Company’s non-management directors during 2012:

	Fees Earned	Stock
	and	Awards
Name	Paid in Cash	(1)	Total
Samuel Broydo	$30,000	$10,000	$40,000
Saul Reibstein	$30,000	$10,000	$40,000
Timothy Talbert	$30,000	$10,000	$40,000
Marc Zandman (2)	$75,000	$25,000	$100,000
____________________

(1)	Each of the directors was granted RSUs in 2012 under the 2010 Program. The RSUs vest on the first anniversary of the 2012 Annual Meeting. The grant-date fair value of RSUs is recognized over the vesting period. The amounts presented in the table represent the aggregate grant-date fair value of the RSUs computed in accordance with FASB ASC Topic 718 and the assumptions as set forth in Note 10 of our consolidated financial statements on Form 10-K filed on March 12, 2013.
(2)	Non-Executive Chairman of the Board.

PROPOSAL ONE

ELECTION OF DIRECTORS

All five directors serving on the Board are nominated for re-election, with a term expiring at the annual meeting of stockholders in 2014. Each of the nominees has consented to serve if elected.

If any nominee for director becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board may propose. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

The following table summarizes the current directors:

Name	Age	Director Since:
Samuel Broydo	76	2010
Saul Reibstein	64	2010
Ziv Shoshani	46	2009
Timothy Talbert	66	2010
Marc Zandman (1)	51	2010
____________________

(1)	Non-Executive Chairman of the Board.

Nominees for Election as Directors – Terms Expiring 2014

Marc Zandman is the non-executive Chairman of our Board. Mr. Zandman was elected Executive Chairman of the board of directors of Vishay Intertechnology in 2011 after serving as Vice Chairman for Vishay Intertechnology since 2003; a director of Vishay Intertechnology since 2001; and President of Vishay Israel Ltd. since 1998. In addition to these positions, Mr. Zandman was appointed Chief Business Development Officer of Vishay Intertechnology as of June 2011 and Chief Administration Officer of Vishay Intertechnology as of January 1, 2007; has served as Group Vice President of Vishay Intertechnology Measurements Group from 2002 to 2004; and served in various other capacities with Vishay Intertechnology since 1984. He is the son of the late Dr. Felix Zandman, the founder and former executive chairman of Vishay Intertechnology. Mr. Marc Zandman’s dedicated service to Vishay Intertechnology and extensive knowledge of our business give him valuable experience facing issues relevant to our Company.

Ziv Shoshani is our Chief Executive Officer and President, and also serves on the Board. Mr. Shoshani was Chief Operating Officer of Vishay Intertechnology from January 1, 2007 to November 1, 2009. During 2006, he was Deputy Chief Operating Officer of Vishay Intertechnology. Mr. Shoshani was Executive Vice President of Vishay Intertechnology from 2000 to 2009 with various areas of responsibility, including Executive Vice President of the Capacitors and the Resistors businesses, as well as heading the Measurements Group and Foil Divisions. Mr. Shoshani had been employed by Vishay Intertechnology since 1995. He continues to serve on the Vishay Intertechnology board of directors. Mr. Shoshani is a nephew of the late Dr. Felix Zandman, the founder of Vishay Intertechnology. Mr. Shoshani’s long-standing dedication to our Company, exemplified by his extensive management experience and experience on the Vishay Intertechnology board of directors, provides him with valuable insight into the business and the operation of our Company and makes him a valuable advisor to the Board.

Samuel Broydo. In January 2004, Dr. Broydo retired as the Managing Director of Technology at Applied Materials Inc., a leading manufacturer of semiconductor manufacturing equipment. Prior to joining Applied Materials, he served as the Vice President of Technology at ZyMOS Corporation, a semiconductor manufacturer that pioneered Application Specific Integrated Circuits (ASIC) design methodology, from March 1984 to May 1990. Before ZyMOS, Dr. Broydo served as the VLSI Technology Manager for the Xerox Palo Alto Research Center, a computer technology innovator, from August 1979 to September 1983. Dr. Broydo was also the VLSI Technology Group Supervisor at Bell Telephone Laboratories (Bell Labs), which was then a leading communications and electronics research company, from May 1966 to August 1979. Dr. Broydo studied at the Leningrad Polytechnic Institute and received a Masters Degree in Electrical Engineering from Warsaw Polytechnic Institute; he later earned a Ph.D. in Electronics and Electrical Engineering from the University of Birmingham, England. Dr. Broydo’s expertise in electronics and semiconductor technology enables him to understand our business and identify growth opportunities. Dr. Broydo also brings to our board the benefit of relevant management and infrastructure experience in solid state electronic research, design, engineering, manufacturing and problem solving.

Saul V. Reibstein. Since 2004, Mr. Reibstein has served as a member of the senior management team of CBIZ, Inc., a New York Stock Exchange-listed professional services company, where, as Executive Managing Director, he is responsible for the management of the CBIZ New York City Financial Services office operations and the overall international activities of the entire Financial Services Group. Mr. Reibstein has over 35 years of public accounting experience, including 11 years serving as a partner in BDO Seidman, a national accounting services firm, where he was the partner in charge of the Philadelphia office from June 1997 to December 2001 and Regional Business Line Leader from December 2001 until September 2004. Mr. Reibstein is a licensed CPA in Pennsylvania and received a Bachelor of Business Administration from Temple University. He has served on the board of directors, including as chairman of the audit committee, of Penn National Gaming, Inc. (NASDAQ: PENN) since June 2011. Mr. Reibstein qualifies as an audit committee financial expert satisfying the rules of the SEC. Mr. Reibstein’s qualification as an audit committee financial expert as well as his extensive experience as a public accounting partner make him highly qualified to serve both as a director of our company and a financial expert on the Audit Committee. Mr. Reibstein also has relevant, long-standing experience as a manager of an NYSE-listed company that he will draw upon in advising us with respect to our listing and filing compliance.

Timothy V. Talbert. Mr. Talbert has served as Senior Vice President of Credit and Originations for Lease Corporation of America (“LCA”), a national equipment lessor, since July 2000, and President of the LCA Bank Corporation, a bank that augments LCA’s funding capacity, since its founding in January 2006. Previously, Mr. Talbert was Senior Vice President and Director of Asset Based Lending and Equipment Leasing of Huntington National Bank from 1997 to 2000; and prior to that, served in a variety of positions with Comerica Bank for more than 25 years. Mr. Talbert has been nominated to serve as a director of Vishay Intertechnology, subject to the approval of Vishay Intertechnology’s stockholders at its 2013 annual meeting. Mr. Talbert previously served on the board of directors and was a member of the audit committee of Siliconix Incorporated, a NASDAQ-listed manufacturer of power semiconductors of which Vishay Intertechnology owned an 80.4% interest, from 2001 until Vishay Intertechnology acquired the noncontrolling interests in 2005. Mr. Talbert received a Bachelor’s Degree in Economics from University of the Pacific and an MBA from the University of Notre Dame. Mr. Talbert’s previous service as a director and member of the audit and compensation committees of a publicly traded company allows him to bring an important perspective to the Board. Additionally, Mr. Talbert’s service as the president of a federally regulated institution gives him relevant understanding of compliance with complex regulations and current accounting rules adding invaluable expertise to our Board.

Under the Company’s Corporate Governance Principles, directors may not stand for election or re-election after the age of 75, unless the Board makes an affirmative determination that, because of the importance and value of the continued service of a director, the retirement policy should be waived. Prior to his nomination for re-election in 2013, the Board made such a determination with respect to Dr. Broydo. This policy does not apply to any person who controls more than 20% of the voting power of the Company.

The Board of Directors recommends a vote “FOR ALL” the nominees for election as directors.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for maintaining effective internal control over financial reporting, for assessing the effectiveness of internal control over financial reporting, and for preparing our combined and consolidated financial statements. Our independent registered public accounting firm is responsible for, among other things, performing an independent audit of our combined and consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. It is the responsibility of the Audit Committee to monitor and oversee these processes.

In fulfilling its oversight duties, the Audit Committee reviewed and discussed with management and our independent registered public accounting firm, Ernst & Young LLP, (a) the audited financial statements for the fiscal year ended December 31, 2012, (b) the effectiveness of our internal control over financial reporting, and (c) the other matters required to be discussed under Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended and as adopted by the PCAOB in Rule 3200T. These required communications addressed, among other topics, the independent registered public accounting firm’s responsibility under the standards of the PCAOB; critical accounting policies and practices; judgments and accounting estimates; alternative accounting treatments; any significant audit adjustments; any disagreements or difficulties encountered in performing the audit; and other material communications between the independent registered public accounting firm and management. The Audit Committee received from the independent auditors written disclosures regarding the auditor’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors, the independent auditor’s independence. The Audit Committee also considered the compatibility of non-audit services provided to VPG by Ernst & Young LLP, and the fees and costs billed or to be billed for these services, with the maintenance of the independent registered public accounting firm’s independence. The Committee has concluded that the provision of the non-audit services by Ernst & Young LLP in 2012 did not impair the independent registered public accounting firm’s independence. Under the Audit and Non-Audit Services Pre-Approval Policy that was adopted by the Audit Committee in July 2010, the Audit Committee must pre-approve all audit and non-audit services provided to VPG by the independent registered public accounting firm. The policy sets forth the procedures and conditions for pre-approval of these services. All of the audit and non-audit services provided by the independent registered public accounting firm since adoption of the Audit and Non-Audit Services Pre-Approval Policy were pre-approved by the Committee in accordance with such policy.

Based upon this review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission. The Audit Committee has also appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2013, but the Committee has determined to submit the appointment for ratification by stockholders (see Proposal Two).

Respectfully submitted,

The Audit Committee of the Board of Directors

Saul Reibstein, Chairman
Dr. Samuel Broydo
Timothy Talbert

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board is responsible for the selection of our independent registered public accounting firm. The Committee has determined to reappoint the public accounting firm of Ernst & Young LLP as independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2013, as well as to audit the effectiveness of our internal control over financial reporting. Ernst & Young LLP has served as our independent registered public accounting firm since the spin-off from Vishay Intertechnology. Although stockholder approval for the appointment of the independent registered public accounting firm is not required, we are submitting the selection of the independent registered public accounting firm to stockholders for their ratification.

Representatives of the firm of Ernst & Young LLP are expected to be present at the 2013 Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Under the Audit and Non-Audit Services Pre-Approval Policy that was adopted by the Audit Committee in July 2010, the Audit Committee must pre-approve all audit and non-audit services provided to VPG by the independent registered public accounting firm. The policy sets forth the procedures and conditions for pre-approval of these services. The Audit Committee has pre-approved generally the engagement of the independent registered public accounting firm for services relating to our filings with the SEC (including comfort letters, comment letters and consents for securities offerings); acquisition or disposition related diligence activities; internal control review and compliance; interpretation and compliance with accounting and accounting-related disclosure rules and standards; certain attest services; domestic and international tax planning and compliance; and risk management.

The following table sets forth the aggregate fees billed by Ernst & Young LLP for audit and non-audit services rendered to VPG in 2012 and 2011. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described following the table.

	2012	2011
Audit fees	$1,430,000	$1,289,000
Audit-related fees	8,000	-
Tax fees	157,000	167,000
All other fees	2,000	2,000
Total fees	$1,597,000	$1,458,000
____________________

Audit fees. These fees generally consist of professional services rendered for the audits of the combined and consolidated financial statements of VPG, quarterly reviews, subsidiary or equity investment audits, issuance of consents, income tax provision procedures, fees associated with the acquisition of the business of the George Kelk Corporation, and assistance with and review of documents filed with the SEC.

Audit-related fees. These fees generally consist of assurance and other services related to the performance of the audit or review of VPG’s financial statements or that are traditionally performed by the independent registered public accounting firm, issuance of consents, and consultations concerning financial accounting and reporting standards.

Tax fees. These fees generally relate primarily to tax compliance, including review and preparation of corporate tax returns, assistance with tax audits, review of the tax treatment for certain expenses, extra-territorial tax analysis, and tax due diligence relating to acquisitions. They also include fees for state and local tax planning and consultations with respect to various domestic and international tax matters.

All other fees. These fees generally consist of reviews for compliance with various government regulations, risk management and treasury reviews and assessments and audits of various contractual arrangements.

In 2012, VPG did not make use of the rule that waives pre-approval requirements for non-audit services in certain cases if the fees for these services constitute less than 5% of the total fees paid to the independent registered public accounting firm during the year.

The Board of Directors recommends that you vote “FOR”
the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.

PROPOSAL THREE

PROPOSAL TO APPROVE THE AMENDED AND RESTATED VISHAY PRECISION GROUP, INC.
2010 STOCK INCENTIVE PROGRAM

The Vishay Precision Group, Inc. 2010 Stock Incentive Program, as amended and restated (the “2010 Program”) allows the Company to grant executive officers, key employees and directors of the Company stock options, restricted stock, restricted stock units and, only in the case of employees who are nonresident foreign nationals, stock appreciation rights that are payable in cash. The purpose of granting awards granted under the 2010 Program is to enhance the long-term performance of the Company and to provide the selected individuals with an incentive to improve the growth and profitability of the Company by acquiring a proprietary interest in the success of the Company.

The 2010 Program was effective on July 6, 2010 and was amended and restated effective June 2, 2011. The 2010 Program has not previously been submitted to the Company’s public stockholders for approval.

The total number of shares of common stock that were originally authorized for grant under the 2010 Program was 500,000. As of April 3, 2013, 168,455 shares of common stock remained available for issuance under the 2010 Program (the “Remaining Shares”). Additionally, as of April 3, 2013, 270,638 shares awarded under the 2010 Program remain either unvested and/or unexercised and accordingly remain subject to the 2010 Program (the “Awarded Shares”).

The Company intends to continue use the 2010 Program to provide incentive opportunities to its employees and non-employee directors. However, Section 162(m) of the Internal Revenue Code (the “Code”), does not allow publicly held companies to deduct compensation paid to certain executives above $1 million per executive for the year. Awards of performance-based compensation that are granted under plans approved by such company’s stockholders are not subject to this deduction limit. As the 2010 Program has not previously been approved by the Company’s stockholders, it would need to be approved at the 2013 Annual Meeting in order for the Company to grant awards thereunder that satisfy the Code Section 162(m) exemption for performance-based equity compensation in the future.

In order for the Company to grant performance-based compensation that is exempt from Section 162(m) of the Code, the Company has decided to submit the 2010 Program for stockholder approval. Accordingly, the Board of Directors adopted the 2010 Program with the following amendments, on April 3, 2013, subject to stockholder approval. The Board of Directors also made the following material amendments to the 2010 Program, which will only become effective if the Company’s stockholders approve the 2010 Program:

  The number of shares of our common stock available for issuance under the 2010 Program will be increased to 1,000,000, shares.

  The term of the 2010 Program will expire on May 21, 2023.

The Board of Directors proposes that the stockholders approve the 2010 Program. If this proposal is not approved by the stockholders, the Company may continue to grant awards under the 2010 Program, without regard to the above amendments, until the date all shares reserved under the 2010 Program have been issued or the earlier termination of the 2010 Program. Please note, without such approval, all or a portion of the awards made to the Company’s Chief Executive Officer and the other Named Executive Officers (excluding the Company’s Chief Financial Officer) may not be deductible by the Company for U.S. federal income tax purposes under Section 162(m) of the Code.

Summary of Key Features of the 2010 Program

The general purpose of the 2010 Program is to attract and retain selected employees and non-employee directors by offering them a greater stake in the success of the Company, and to encourage ownership of the Company’s common stock by employees and non-employee directors. The following summary of the key features of the 2010 Program is qualified by reference to the full text of the 2010 Program (as proposed to be amended), which is attached as Appendix A to this Proxy Statement.

Administration of the 2010 Program

The 2010 Program is administered by the Compensation Committee of the Board of Directors. It is intended that the members of the Compensation Committee always will be “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and “outside directors” within the meaning of Section 162(m) of the Code. The Board of Directors will administer the 2010 Program with respect to stock options granted to non-employee directors, and any references to the Compensation Committee refer to the Board of Directors for purposes of non-employee directors.

The Compensation Committee may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)) who will receive awards and the size of each grant, as permitted by Section 157 of the Delaware General Corporation Law.

The Compensation Committee has the authority (a) to determine the individuals to whom awards shall be granted and the terms and provisions of the awards; (b) to exercise all of the powers granted to it under the 2010 Program; (c) to construe, interpret and implement the 2010 Program and all agreements related thereto; (d) to prescribe, amend, and rescind rules and regulations relating to the 2010 Program, including rules governing its own operations; (e) to make all determinations necessary or advisable in administering the 2010 Program; (f) to correct any defect or omission and reconcile any inconsistency in the 2010 Program; and (g) to determine the terms of any award agreement.

The Compensation Committee may, in its discretion, provide that an award of stock options, restricted stock or restricted stock units will become vested in full upon a change of control. “Change of Control” is defined in the 2010 Program to include (i) a person or group, other than certain permitted holders beneficially owning 50% or more the Company’s outstanding voting stock. (ii) the consummation of a business combination transaction involving the Company, unless the Company’s stockholders immediately prior to the transaction own more than 50% of the Company’s outstanding voting stock of the surviving entity in the transaction, (iii) the Company’s continuing directors (as defined) ceasing to constitute at least a majority of the Board of Directors and (iv) the approval by the Company’s stockholders of a plan of liquidation or dissolution.

Eligible Participants

Officers and other employees of the Company or a subsidiary who are responsible for or contribute to the management, growth, and profitability of the business of the Company or a subsidiary are eligible to receive grants under the 2010 Program. Additionally, non-employee directors of the Company are eligible to receive awards under the 2010 Program. Approximately 2,300 individuals are eligible to receive awards under the 2010 Program.

New 2010 Program Benefits

Awards are granted under the 2010 Program in the discretion of the Compensation Committee and the terms of such awards are also in the discretion of the Compensation Committee. Accordingly, it is not possible to determine the number, name or positions of persons who will benefit from the 2010 Program in the current year, if it is approved by stockholders, or the terms of any such benefits. However, the following table sets forth information with respect to awards granted under the 2010 Program during 2012. The information with respect to performance-based restricted stock is based on the target number of shares that may be realized upon attainment of the performance targets under the PBRSUs.

Vishay Precision Group, Inc. 2010 Stock Incentive Program
Name and Position	Shares of Time- Based RSUs Awarded in 2012 and Grants of Common Stock	Shares of Performance- Based RSUs Awarded in 2012
Ziv Shoshani – President and Chief Executive Officer	9,253	27,760
William M. Clancy - Executive Vice President and Chief Financial Officer	2,088	6,266
Thomas P. Kieffer – Senior Vice President and Chief Technology Officer	1,391	4,173
All Current Executive Officers	12,732	38,199
Non-Executive Director Group	3,900	—
Non-Executive Officer Employee Group	—	—

Maximum Number of Share, Other Limitations

If the 2010 Program is approved by our stockholders, up to 1,000,000 shares of the Company’s common stock may be granted under the 2010 Program. Shares delivered under the 2010 Program may be in the form of authorized and unissued shares or treasury shares.

No individual may be granted awards in any one year with respect to more than 250,000 shares of our common stock.

These limits will be adjusted for changes in the Company’s capital structure, such as a stock split or a stock dividend.

Options which are forfeited by the holder may be re-granted to others, subject to the overall limit of 1,000,000 shares. However, if (i) the Company withholds shares of common stock from an award to satisfy a participant’s minimum tax withholding requirements, (ii) a stock option is subject to a cashless exercise, (iii) shares of common stock are tendered to the Company in satisfaction of the exercise price of a stock option, or (iv) the shares underlying a stock option are repurchased by the Company, then, in either such case, such shares shall not again be available for award under the 2010 Program.

Type of Awards

The 2010 Program permits the granting of nonqualified stock options, restricted stock, unrestricted stock, RSUs and, in the case of employees who are nonresident foreign nationals, stock appreciation rights that are payable in cash.

       Stock Options

The Compensation Committee will determine the number of shares of common stock issuable pursuant to each stock option and the exercise or purchase price per share of each stock option, provided that the exercise price may not be less than the fair market value of the common stock on the date of the grant. Options will be exercisable at such time or times as determined by the Compensation Committee, and will expire no later than ten years from the date the option is granted. Options may be exercised either by paying the purchase price in cash or by any other method permitted by the Compensation Committee. The 2010 Program will terminate on May 21, 2023, provided that the 2010 Program is approved by stockholders.

Unless the Compensation Committee determines otherwise, when a recipient of an option terminates employment all of that individual’s unvested options shall expire and terminate immediately (unless the Compensation Committee accelerates the vesting of the option), and vested options shall expire as follows: (a) all of the recipient’s options that have not yet been exercised will terminate immediately upon a termination for cause (as defined in the 2010 Program); (b) if the recipient’s employment terminates for reasons other than cause, death, disability, or retirement, the options will generally be exercisable for 60 days after termination; and (c) if the recipient’s employment with the Company terminates due to death, disability, or retirement, then the options will terminate on the earlier of the first anniversary of the death, disability, or retirement or the expiration date of the options (or until the expiration date of the options, if sooner). If the recipient of an option violates the terms of a confidentiality and noncompetition agreement with the Company during the 12-month period following termination of employment, then the recipient’s options will terminate and the recipient may be required to repay the Company any gain recognized upon the exercise of any options during the 12 months preceding the violation.

The 2010 Program provides for the treatment of stock options in the event of a change in control of the Company. Generally, stock options either will be (i) replaced with equivalent options of the acquiring entity, (ii) cancelled in exchange for a payment equivalent to that received by stockholders or (iii) cancelled after providing the holders of the options with an opportunity to exercise the stock option.

       Restricted Stock

The Compensation Committee may grant restricted shares of common stock pursuant to the 2010 Program. Prior to the vesting of the shares, the shares are not transferable by the recipient of the grant and are forfeitable. Vesting of the shares may be based on continued employment with the Company and/or upon the achievement of specific performance goals. The Compensation Committee may at the time that shares of restricted stock are granted impose additional conditions to the vesting of the shares. Generally, unvested shares of restricted stock and any dividends paid on those shares are automatically and immediately forfeited upon the grant recipient’s termination of employment for any reason.

       Unrestricted Stock

The Compensation Committee may grant (or sell at a purchase price at least equal to par value) shares of common stock free of restrictions under the 2010 Program. Unrestricted stock may be granted as part of another award, for example as an immediately vested component of a restricted stock or RSU grant.

       Restricted Stock Units

The Compensation Committee may grant restricted stock units pursuant to the 2010 Program. A restricted stock unit entitles the recipient to receive a share of common stock when the RSU vests. Vesting of the RSUs may be based on continued employment with the Company and/or upon the achievement of specific performance goals. The Compensation Committee may at the time that RSUs are granted impose additional conditions to the vesting of the RSUs. Generally, unvested RSUs are forfeited upon the grant recipient’s termination of employment for any reason.

       Stock-Appreciation Rights (for non-U.S. participants)

The Compensation Committee may grant cash-settled stock appreciation rights (“SARs”) to non-U.S. employees pursuant to the 2010 Program. Upon exercise of a SAR, the participant is entitled to receive a cash amount equal to the difference between the fair market value of our common stock underlying the SAR on the date of exercise and the fair market value of our common stock underlying the SAR on the date of grant. SARs would otherwise be subject to the same terms and conditions as are applicable to stock options.

       Performance Awards

The Compensation Committee may provide that the grant or vesting schedule of an award of stock options, restricted stock, unrestricted stock, or RSUs is based or partially based on the achievement of specified performance goals.

The performance goals may be expressed in terms of one or more of the following criteria: (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Compensation Committee deems appropriate and, if the Compensation Committee so determines, net of or including dividends); (b) adjusted net income (meaning net income, excluding specified items of income, expense, gain or loss, including, without limitation, any or all of restructuring and related severance costs, fixed asset or inventory write-downs and related purchase commitment charges, impairment charges for goodwill or indefinite-lived intangible assets, and individually material one-time gains or charges); (c) adjusted operating income (meaning operating income, excluding specified items of income, expense, gain or loss, including, without limitation, any or all of restructuring and related severance costs, fixed asset or inventory write-downs and related purchase commitment charges, impairment charges for goodwill or indefinite-lived intangible assets, and individually material one-time gains or charges), (d) gross or net sales; (e) cash flow(s) (including either operating or net cash flows); (f) financial return ratios; (g) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (h) value of assets, return or net return on assets, net assets or capital (including invested capital); (i) adjusted pre-tax margin; (j) margins, profits and expense levels; (k) dividends; (l) market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas; (m) reduction of losses, loss ratios or expense ratios; (n) reduction in fixed costs; (o) operating cost management; (p) cost of capital; (q) debt reduction; (r) productivity improvements; (s) inventory turnover measurements; or (t) customer satisfaction based on specified objective goals or a Company-sponsored customer survey.

Performance goals may be expressed (1) with respect to the Company as a whole or with respect to one or more divisions or business units, (2) on a pre-tax or after-tax basis, and (3) on an absolute per share and/or relative basis. In addition, performance goals may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity and shares outstanding.

To the extent applicable, the measures used in performance goals set under the 2010 Program shall be determined in accordance with generally accepted accounting principles (“GAAP”), without regard to any of the following, unless otherwise determined by the Compensation Committee consistent with the requirements of Section 162(m)(4)(C) of the Code and the regulations thereunder: all items of gain, loss or expense for a fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company; all items of gain, loss or expense for a fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by Company during the fiscal year; and all items of gain, loss or expense for a fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations. To the extent a performance goal is expressed using an earnings or sales-based measure that requires deviations from GAAP, such deviations shall be at the discretion of the Compensation Committee and established at the time the applicable performance goals are established.

Amendments

The Board of Directors may amend the 2010 Program, except that stockholder approval is required for any amendment to the extent necessary to comply with applicable law or regulation, including Section 162(m) of the Code. The Compensation Committee may amend any outstanding option, except that no amendment may materially impair any rights or increase any obligations of a recipient without the recipient’s consent.

Repricing

Neither the Board of Directors nor the Compensation Committee may, without obtaining prior approval of the Company’s stockholders: (i) reduce the exercise price of any issued and outstanding stock option (other than by adjustment relating to changes in capitalization); (ii) authorize the Company to purchase stock options or exchange stock options for cash or other property, except due to tax withholding, cashless exercise, or upon a change in control.

Federal Income Tax Consequences

The following is a brief description of the US federal income tax treatment that will generally apply to awards under the 2010 Program based on current federal income tax rules. The actual tax treatment may vary depending on each individual’s circumstances.

Stock Options. There are generally no federal income tax consequences either to the recipient or to the Company upon the grant of a stock option. On exercise of a nonqualified option, the amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price will generally be taxable to the recipient as compensation income, and will generally be deductible for tax purposes by the Company. The disposition of shares of common stock acquired upon exercise of a stock option will generally result in a capital gain or loss for the recipient, but will have no tax consequences for the Company.

Restricted Stock. Unless the recipient makes an 83(b) election described below, a recipient of restricted stock will not realize taxable income at the time of grant and the Company will not be entitled to a deduction. When shares of restricted stock vest, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the grantee and the Company will be entitled to a corresponding deduction. Pursuant to section 83(b) of the Code, a recipient of restricted stock may elect to have income with respect to restricted stock recognized at the date of grant, in which case the applicable capital gain holding period commence as of that date and the Company will be entitled to a corresponding deduction.

Unrestricted Stock. A recipient of unrestricted stock will realize ordinary income at the time of grant in an amount equal to the then fair market value of the shares of common stock received, and the Company will be entitled to a corresponding deduction. Gains or losses realized upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares when granted to the grant recipient.

Restricted Stock Units. A recipient of a restricted stock unit will not realize taxable income at the time of grant and the Company will not be entitled to a deduction. When the recipient receives a share of common stock upon vesting of the RSU, the recipient will realize ordinary income in an amount equal to the then fair market value of the share, and the Company will be entitled to a corresponding deduction. Gains or losses realized upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares when granted to the grant recipient.

Section 162(m). As noted above, Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the company’s chief executive officer and its three other most highly compensated executive officers (other than the Chief Financial Officer). Compensation that qualifies as “performance-based compensation” is not subject to the $1 million limit. Stock options granted under the 2010 Program will satisfy the requirements applicable to performance-based compensation. Restricted stock and RSUs granted under the 2010 Program will be performance-based compensation if the grant or vesting is subject to one or more of the objective performance goals described above.

The Board of Directors recommends a vote “FOR” the approval of the Amended and Restated Vishay Precision
Group, Inc. 2010 Stock Incentive Program.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

On April 3, 2013, VPG had outstanding 12,361,636 shares of common stock, each of which entitles the holder to one vote, and 1,025,176 shares of Class B common stock, each of which entitles the holder to 10 votes. Voting is not cumulative. The following table shows the number of shares of VPG common stock and Class B common stock beneficially owned by (a) each director and director nominee, (b) each “Named Executive Officer” identified under “Executive Compensation,” (c) the directors and executive officers of VPG as a group and (d) any person owning more than 5% of VPG common stock or the Class B common stock.

	Common Stock				Class B Common Stock
			Right to
			Acquire
		Restricted	Ownership
		Stock Units	Under
		Scheduled	Options
		to vest	Exercisable
	Shares of	within 60	within 60	Percent	Shares		Percent of	Voting
Name	Stock (1)	days	days	of Class	of Stock		Class	Power (2)
Directors and Executive Officers
Marc Zandman	6,237	1,773	-	*	571,541	(3)	55.8%	25.3%
Ziv Shoshani	39,543	1,255	18,826	*	571,435	(4)	55.7%	25.5%
Samuel Broydo	2,276	709	-	*	-
Saul V. Reibstein	2,276	709	-	*	-
Timothy V. Talbert	2,347	709	-	*	-
William M. Clancy	4,997	-	-	*	-
Thomas P. Kieffer	6,261	-	-	*	-

All Directors and Executive Officers
as a group (7 Persons)	63,937	5,155	18,826	*	571,541		55.8%	25.7%
c/o Vishay Precision Group, Inc.
3 Great Valley Parkway, Suite 150
Malvern, PA 19355

Mrs. Ruta Zandman	3,010 (5)	-	-		787,096	(6)	76.8%	34.8%
c/o Vishay Intertechnology, Inc.
63 Lancaster Avenue
Malvern, PA 19355

Van Den Berg Management, Inc. (7)	1,735,237			14.1%				7.7%
805 Las Cimas Parkway, Suite 430
Austin, TX 78746

Gates Capital Management, Inc. (8)	995,550			8.1%				4.4%
1177 Avenue of the Americas
New York, NY 10036

Brown Brothers Harriman & Co. (9)	919,500			7.5%				4.1%
140 Broadway
New York, NY 10005

Rutabaga Capital Management (10)	729,942			5.9%				3.2%
64 Broad Street, 3rd Floor
Boston, MA 02109

Eugenia A. Ames (11)					91,161		8.9%	4.0%
c/o Mr. Leroy Rachlin
Janney Montgomery Scott
780 Route 37 West, Suite 130
Toms River, NJ 08755

BlackRock Inc. (12)	816,805			6.6%				3.6%
40 East 52nd Street
New York, NY 10022

Dimensional Fund Advisors LP (13)	625,242			5.1%				2.8%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

Deborah S. Larkin					59,016		5.8%	2.6%
c/o Mr. Bruce Auerbach
World Financial Center
270 Madison Avenue, Suite 1503
New York, NY 10016

Barbara J. Winslow					51,873		5.1%	2.3%
90 Eighth Avenue, Apt. 8B
Brooklyn, NY 11213

____________________

*	Represents less than 1% of the outstanding shares of such class or the total voting power, as the case may be.
(1)	In addition to the amounts shown, each share of Class B common stock held by such holder, if applicable, may be converted into one share of common stock upon the election of such holder.
(2)	The percentage of total voting power represents voting power with respect to all shares of common stock and Class B common stock, as a single class, calculated on the basis of 10 votes per share of Class B common stock and one vote per share of common stock.
(3)	Includes 571,435 shares of Class B common stock held in family trusts, of which Mrs. Ruta Zandman, Mr. Marc Zandman, and Mr. Ziv Shoshani are joint trustees and have shared voting power; 53 shares of Class B common stock directly owned by Mr. Zandman; and 53 shares of Class B common stock owned by Mr. Zandman’s child.
(4)	Includes 571,435 shares of Class B common stock held in family trusts, of which Mrs. Ruta Zandman, Mr. Marc Zandman, and Mr. Ziv Shoshani are joint trustees and have shared voting power.
(5)	Includes 3,010 shares of common stock held by the estate of Dr. Felix Zandman, of which Ruta Zandman is the named executrix, and as such, exercises sole voting control.
(6)	Includes 571,435 shares of Class B common stock held in family trusts, of which Mrs. Ruta Zandman, Mr. Marc Zandman, and Mr. Ziv Shoshani are joint trustees and have shared voting power; 44,052 shares of Class B common stock held by the estate of Dr. Felix Zandman, of which Ruta Zandman is the named executrix, and as such, exercises sole voting control; and 171,609 shares of Class B common stock held by third parties and that are subject to a voting agreement pursuant to which Mrs. Zandman, as the Zandman Representative, may direct voting of such shares, to the extent that, and in the same manner as, a majority of shares of Class B Common Stock held by Mrs. Zandman, Dr. Zandman’s estate, and their respective “permitted transferees” (as such term is defined in the Company’s amended and restated certificate of incorporation) are voted on such matter.
(7)	Based on information provided in a Schedule 13G/A filed on February 14, 2013 by Van Den Berg Management, Inc. According to the Schedule 13G/A, Van Den Berg Management, Inc. may be deemed to have sole power to vote or direct the vote, and to dispose or direct the disposition, with respect to 1,735,237 shares of common stock.
(8)	Based on information provided in a Schedule 13G/A filed on February 14, 2013 by Gates Capital Management, Inc. According to the Schedule 13G/A, Gates Capital Management, Inc. and certain of its affiliates share the power to vote or direct the vote, and to dispose or direct the disposition, with respect to, 995,550 shares of common stock.
(9)	Based on information provided in a Schedule 13G/A filed on February 13, 2013 by Brown Brothers Harriman & Co., 1818 Master Partners, Ltd., Richard H. Whitmer, and Timothy E. Hartch. According to the Schedule 13G/A, the Brown Brothers parties share power to vote or direct the vote, and to dispose or direct the disposition, with respect to, 919,500 shares of common stock. Each of Messrs. Whitmer and Hartch is a partner of Brown Brothers Harriman & Co.
(10)	Based on information provided in a Schedule 13G filed on February 15, 2013 by Rutabaga Capital Management. According to the Schedule 13G, Rutabaga Capital Management shares the power to vote or direct the vote with respect to 94,700 shares of common stock.
(11)	Includes 91,161 shares of Class B common stock that are subject to a voting agreement pursuant to which Mrs. Ruta Zandman, as the Zandman Representative, may direct the voting of such shares.
(12)	Based on information provided in a Schedule 13G/A filed on February 5, 2013 by BlackRock, Inc. According to the Schedule 13G/A, BlackRock, Inc. may be deemed to have sole power to vote or direct the vote, and to dispose or direct the disposition, with respect to 816,805 shares of common stock.
(13)	Based on information provided in a Schedule 13G filed on February 14, 2013 by Dimensional Fund Advisors LP. According to the Schedule 13G, Dimensional Fund Advisors LP, in its capacity as an investment advisor, may be deemed to have the sole power to vote or to direct the vote with respect to 613,546 shares of common stock and may also be deemed to have the sole power to dispose of 624,242 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to report their ownership of, and transactions in, our stock in filings with the SEC. Copies of these reports are also required to be supplied to VPG. VPG believes, based solely on a review of the copies of such reports received, that our directors and executive officers and persons who beneficially own more than ten percent of our common stock complied with all applicable Section 16(a) reporting requirements during the year ended December 31, 2012, except that: Mr. Shoshani filed one Form 4, reporting two transactions, late; and Mr. Clancy filed one Form 4, reporting one transaction, late.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during 2012 an officer or employee of VPG or any of the Company’s subsidiaries nor was any such person a former officer of VPG or any of the Company’s subsidiaries. In addition, no Compensation Committee member is an executive officer of another entity at which one of the Company’s executive officers serves on the board of directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Until July 6, 2010, when we were spun off as an independent public company, we were a subsidiary of Vishay Intertechnology. Prior to the spin-off, the compensation and strategic affairs committees of Vishay Intertechnology’s board of directors (the “VSH committees”) developed our compensation framework, which was influenced by historical practices at Vishay Intertechnology as well as by recommendations from compensation consultants retained by the VSH committees in anticipation of the spin-off. Please see the discussion under the heading “Role of the Compensation Consultant” herein.

Since July 6, 2010, the Compensation Committee has been responsible for evaluating the performance of the CEO and, based on this evaluation, determining and approving the compensation of the CEO, making recommendations to the Board with respect to compensation of our other executive officers; making recommendations to the Board with respect to compensation of non-management directors and, in consultation with our Board, reviewing and approving annual corporate goals and objectives for our executive officers; performance bonuses and long-term incentive awards for our executive officers; and administering our equity-based plans.

Compensation Philosophy Generally

Initially, the compensation philosophy adopted by the Vishay Intertechnology compensation committee guided the compensation arrangements for our executive officers. The Compensation Committee shares the VSH committees’ belief that VPG’s compensation packages should combine base salary with an opportunity for annual cash bonuses and include long-term equity awards designed to align the interests of senior management with the long-term interests of our stockholders.

During 2012, the Compensation Committee reviewed the existing compensation arrangements for the executive officers. After taking into consideration the previously demonstrated shareholder support for the Company’s executive compensation reflected in the shareholders’ adoption of an advisory resolution approving executive compensation contained in the 2011 proxy statement, as well as the results of its on-going review of our executive compensation arrangements to ensure that they best reflect the Company’s long-term business strategy, the Compensation Committee determined to maintain the existing compensation arrangements for the executive officers, including the equity compensation component reflected in the executive officers’ employment agreements.

Our executive compensation packages, including severance benefits, are designed to assist us in recruiting, retaining and motivating key employees who can function effectively both in periods of recession and economic strength, and provide our executives with an appropriate level of job security, commensurate with their contributions to the Company and their tenure. The Compensation Committee believes that the elements of our executive compensation program, as well as the mix of these elements in relation to total compensation, reward intrinsically sound management decisions and do not encourage risk taking to enhance short-term profitability at the expense of the long-term health and viability of the enterprise. The Compensation Committee seeks to mitigate any compensation-related risk by:

  providing a meaningful portion of total compensation in the form of equity incentives that are earned over multiple years (to encourage an appropriately long-term focus); and

  capping annual cash bonuses for named executive officers at 200% of base salary for Mr. Shoshani, 80% of base salary for Mr. Clancy and 60% of base salary for Mr. Kieffer (to provide appropriate balance between short- and long-term objectives).

Please see the discussion below under the headings “Performance Bonus” and “Equity Compensation” for further detail regarding performance bonus and long-term equity incentive targets. The Compensation Committee believes that this mix of long-term equity incentive compensation and shorter-term performance bonus opportunity discourages excessive risk-taking in the short term and rewards appropriate focus on achievement of both short-term and long-term objectives.

Performance Philosophy

Our compensation philosophy is intended to dovetail with our philosophy regarding evaluation of operating performance.

The performance bonuses and long-term equity incentive awards for our executive officers are based on achievement of objectives set forth in their respective employment agreements. Mr. Shoshani’s and Mr. Clancy’s employment agreements provide that their 2012 performance bonuses are determined based on two measures of Company performance: adjusted operating margin and adjusted EBITDA. Pursuant to Mr. Kieffer’s employment agreement, his 2012 performance bonus is based on adjusted operating margin and adjusted EBITDA, as well as certain individual and financial performance goals approved by the Compensation Committee and relating to operations for which he is responsible.

Adjusted operating margin and adjusted EBITDA mean, respectively, operating margin and earnings before interest, taxes, depreciation and amortization, in each case determined in accordance with U.S. GAAP and adjusted to exclude various items that are not indicative of the intrinsic operating performance of our business, including restructuring and related severance costs, fixed asset or inventory write-downs and related purchase commitment charges, impairment charges for goodwill or indefinite-lived intangible assets, and individually material one-time gains or charges. The Board determined that there were no such adjustments to EBITDA or operating margin for 2012 except that each of adjusted EBITDA and adjusted operating margin excluded the impact of $275,000 in acquisition costs relating to the acquisition of the George Kelk Corporation business incurred during 2012.

In 2013, the annual performance bonuses for Messrs. Shoshani and Clancy will continue to be based on adjusted operating margin and adjusted EBITDA, in accordance with the terms of their respective employment agreements. Pursuant to Mr. Kieffer’s employment agreement, his annual performance bonus will be based on adjusted operating margin and adjusted EBITDA, as well as certain individual and financial performance goals approved by the Compensation Committee and relating to his areas of responsibility.

Beginning in 2012, each officer’s long term equity incentive award will be subject to a three-year cliff vesting period beginning on January 1 of the year of grant. Further, the vesting of 75% of each executive officer’s long-term equity award will be subject to achievement of certain performance criteria determined by the Compensation Committee in connection with the grant. The relevant performance period for each long-term equity incentive award will be the three-year vesting period applicable to such award.

The Compensation Committee, in consultation with the Chairman of the Board, undertakes an annual review of the executive compensation program to ensure that it continues to encourage and reward satisfaction of our operational and financial objectives. The Compensation Committee also consults with our CEO regarding compensation of our other executive officers.

Role of the Compensation Consultant

To assist in formulating the initial compensation arrangements of our executive officers in connection with the spin-off, the VSH committees retained the services of two compensation consulting firms, PricewaterhouseCoopers LLP (“PwC”) and Farient Advisors LLC (“Farient”). In the course of their engagement, these compensation consultants also met with Mr. Shoshani and members of the management of Vishay Intertechnology to obtain their input and views. In 2009 and early 2010, the consultants assisted the VSH committees in the formulation of the compensation arrangements for our executive officers, particularly for Mr. Shoshani. They assessed the reasonableness and interrelation of the individual elements of the compensation packages and provided input to the VSH committees with respect to then current compensation practices among comparable public companies and in comparable transactions. PwC had been previously engaged by the Vishay Intertechnology compensation committee to assist it in executive compensation matters. Farient was recommended to the VSH committees by management of Vishay Intertechnology.

Our Compensation Committee reviewed the executive compensation determinations of the VSH committees and ratified the executive compensation framework developed by them. The Compensation Committee continues to review our executive compensation packages and has engaged an independent compensation consultant to assist the Compensation Committee in its review. In determining the compensation consultant’s independence, the Compensation Committee considered the factors outlined in new NYSE listing standards relating to compensation consultant independence that are not yet in effect with respect to the Company, including whether the compensation consultant has provided other services to the Company, the magnitude of the projected fees payable to the compensation consultant in the context of the Company’s total revenues, the absence of personal or business relationships between members of the Compensation Committee or the Company’s executive officers and the compensation consultant, and whether any member of the compensation consultant’s team owns, or otherwise has an investment or interest in, the Company’s common stock. The Compensation Committee determined that engagement of the compensation consultant did not pose or create any conflict of interest and further determined that the compensation consultant was independent under the listing standards of the NYSE.

Compensation Components

The primary components of the compensation packages for our executive officers, as prescribed by their employment agreements, are:

  Base salary;

  Annual performance bonus (payable in cash); and

  Annual long-term equity incentive compensation (payable in RSUs).

In addition to the foregoing, our executive officers are eligible to receive severance and customary welfare and retirement benefits. Each of the primary components of executive compensation, and the methodology used to determine the amounts, and mix, of such compensation, are discussed herein.

Base Salaries

Minimum base salaries for Messrs. Shoshani, Clancy and Kieffer are established in their respective employment agreements, the material terms of which are summarized below under the heading “Employment Agreements”. Any increases to the base salaries of executive officers are approved (and, in the case of executive officers other than our CEO, recommended for approval by the Board) by the Compensation Committee after consideration of each individual’s accomplishments, areas of strength and opportunities for development. We believe that setting our executive officers’ base salaries within a market-competitive range of base salaries offered to similarly situated executives of comparable public companies will help us to retain our executive officers, while appropriately motivating them to fulfill their core responsibilities within VPG.

The Compensation Committee reviews base salaries annually, and on January 16, 2012, approved the base salaries set forth below for our executive officers effective January 1, 2012. The variations in base salary of each of our executive officers reflect the differences in their respective positions, duties and responsibilities. In particular, the Compensation Committee, in consultation with the Board, considered the average 2012 Company-wide U.S. employee salary increase (approximately 2.8%) in making similar increases to the salaries of Messrs. Clancy and Kieffer.

The base salaries approved for our executive officers for 2012 are as follows:

2012 Base
Name	Salary
Ziv Shoshani
President and Chief Executive Officer	$478,500 (1)
William M. Clancy
Executive Vice President and Chief Financial Officer	270,000
Thomas P. Kieffer
Senior Vice President and Chief Technical Officer	236,600
____________________

(1)	Pursuant to Mr. Shoshani’s employment agreement, his base salary is paid in New Israeli Shekels (NIS) based on a fixed exchange rate (based on the average exchange rate during the ten (10) month period ending on October 31, 2010) determined in accordance with his employment agreement.

On January 16, 2013, the Compensation Committee determined to leave 2013 base salaries for executive officers unchanged from 2012 levels.

Performance Bonus

Annual performance bonuses are designed to incent our executive officers to achieve certain predetermined objectives set by the Compensation Committee and the Board. Similar to base salary, the VSH committees believed that it would be appropriate and desirable to establish target performance bonuses within a market-competitive range of bonuses granted to similarly situated executives at comparable public companies. We continue to believe that setting target performance bonuses in this fashion is necessary to attract and retain executive officers, as well as to appropriately motivate them to make meaningful contributions to our business.

The performance bonuses for Mr. Shoshani and Mr. Clancy for 2012 were based on achievement of two corporate objectives, consisting of our adjusted operating margin and our adjusted EBITDA. The performance bonus for Mr. Kieffer for 2012 was based on adjusted operating margin and adjusted EBITDA, as well as certain objective individual and financial performance goals approved by the Compensation Committee relating to operations for which he is responsible. The target levels of adjusted operating margin and EBITDA for 2012 were set at $15.4 million and $27.7 million, respectively, and 50% of the bonus potential for Mr. Shoshani and for Mr. Clancy was attributable to the achievement of each of these performance objectives. For Mr. Kieffer, 12.5% of the bonus potential was attributable to the achievement of each of these performance objectives, with the remaining 75% of his bonus potential attributable to certain individual and financial performance goals. These targets were intended to represent challenging, but reasonable, goals, the achievement of which will contribute meaningfully to long-term stockholder value creation as well as the short-term success of our business.

Each executive was eligible to receive a performance bonus, for each 2012 performance objective, if our performance with respect to that objective equaled at least 80% of the targeted amount. The table herein sets forth the payments that each executive officer would have been eligible to receive (expressed as a percentage of his base salary) pursuant to his respective employment agreement with respect to each 2012 performance objective, based upon various levels of actual performance.

Potential Performance Bonus Payments for Messrs. Shoshani and Clancy for Each Performance Objective, in
Relation to Target Performance*

		Percentage of Target Performance Objective
		Achieved			Maximum
					Performance
		80% of	80—100% of	100—150% of	Bonus for
		Target	Target	Target	Each
	Performance	Performance	Performance	Performance	Performance
Executive	Objective	Objective	Objective	Objective	Objective
Ziv Shoshani
President and Chief	Adjusted EBITDA	25%	25–37.5%	37.5–100%	100%
Executive Officer	Adjusted Operating Margin	25%	25–37.5%	37.5–100%	100%

William M. Clancy
Executive Vice	Adjusted EBITDA	13.35%	13.35–20%	20–40%	40%
President and Chief
Financial Officer	Adjusted Operating Margin	13.35%	13.35–20%	20–40%	40%
____________________

*	All performance bonus payments set forth in this table are expressed as a percentage of the applicable executive officer’s base salary and represent the potential payments to our executive officers with respect to each performance objective.

Potential Performance Bonus Payments for Mr. Kieffer for Each Performance Objective,
in Relation to Target Performance*

	Percentage of Target Performance Objective
	Achieved			Maximum
				Performance
	80% of	80—100% of	100—150% of	Bonus for
	Target	Target	Target	Each
	Performance	Performance	Performance	Performance
Objective	Objective	Objective	Objective	Objective
Personal Objectives	10%	10–15%	15–30%	30%

Divisional Operating Margin	4%	4–6%	6–12%	12%

Adjusted EBITDA	2.5%	2.5–3.75%	3.75–7.5%	7.5%

Adjusted Operating Margin	2.5%	2.5–3.75%	3.75–7.5%	7.5%

Divisional Inventory Turnover	1.0%	1.0–1.5%	1.5–3.0%	3.0%
____________________

*	All performance bonus payments set forth in this table are expressed as a percentage of Mr. Kieffer’s base salary and represent the potential payments to him with respect to each category of 2012 performance objective shown above.

The aggregate target performance bonuses for each of Messrs. Shoshani, Clancy and Kieffer, pursuant to their respective employment agreements and taking into account all 2012 performance objectives, were 75%, 40% and 30% of their respective base salaries. The maximum 2012 performance bonuses payable to Messrs. Shoshani, Clancy and Kieffer were 200%, 80% and 60% of their respective base salaries. We believe that the target and maximum performance bonus levels and the corresponding payouts are such that they do not encourage excessive risk-taking and represent appropriate compensation in light of each executive officer’s responsibilities.

The Board and the Compensation Committee determined that, in 2012, our adjusted EBITDA was $23.1 million (or 83.37% of the target) and our adjusted operating margin was $11.4 million (or 73.8% of the target). Pursuant to this determination (and upon review of Mr. Kieffer’s performance against certain quantitative individual and financial performance goals applicable to him), in March 2013, the Compensation Committee and the Board approved performance bonuses with respect to 2012 performance that are reflected under the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table herein.

Equity Compensation

Our executive compensation framework uses the grant of long-term equity awards as the primary tool for aligning the interests of our executive officers with the long-term interests of our stockholders. In establishing the target and maximum values of long-term equity awards, the VSH committees used as a reference point the market-competitive range of long-term equity awards granted to similarly situated executive officers of comparable public companies. The long-term equity award targets for our executive officers were established to compensate each of them at the appropriate market-competitive median level according to their respective positions, duties and responsibilities, as well as to recognize their individual ability to affect stockholder value creation.

On December 8, 2011, VPG entered into amendments to the employment agreements of Messrs. Shoshani, Clancy, and Kieffer that modified the annual equity award opportunities for each executive, beginning with the 2012 calendar year. The principal terms of the executives’ annual equity awards are as follows:

  On or about January 1 of each year, each executive receives an equity award, made pursuant to the 2010 Program, as amended, with a value equal to 125% (with respect to Mr. Shoshani); 50% (with respect to Mr. Clancy) and 38% (with respect to Mr. Kieffer) of such executive’s then-base salary (the “Annual Equity Grant”). The Annual Equity Grants, which are denominated in restricted stock units of VPG (“RSUs”), are sized based on the average closing price of the VPG’s stock on the New York Stock Exchange for the five consecutive trading days immediately preceding January 1 of the year of grant.

  75% of the Annual Equity Grant is in the form of performance-based RSUs (“PBRSUs”) which vest on the third anniversary of the date of grant, but only to the extent that performance criteria have been achieved. The performance criteria are determined by the Compensation Committee and are based on metrics set forth in the Program. With respect to each performance criterion, (i) 50% of the total number of PBRSUs subject to such criterion will vest if 80% of the applicable objective is met; and (ii) the proportion of PBRSUs subject to such criterion that will vest will increase by 2.5% for each additional full 1% (between 80% and 100%) of the applicable objective that is met.

  25% of the Annual Equity Grant is in the form of RSUs which vest on the third anniversary of the date of grant.

  The Annual Equity grant is subject to accelerated vesting upon a change of control of the Company, an event giving rise to a severance entitlement, death or disability.

2012 Annual Equity Grant Components

		Performance-Based RSUs for
		Each Performance Objective
	Time-Vested	80% of	80—100% of
	RSUs	Target	Target
	(# of RSUs)	(# of PBRSUs)	(# of PBRSUs)
Ziv Shoshani	9,253	6,940	6,940-13,880
William Clancy	2,088	1,567	1,567-3,133
Thomas Kieffer	1,391	1,044	1,044-2,087

Vesting of the PBRSUs included within the 2012 Annual Equity Grants is subject to the achievement of two corporate objectives: cumulative Net Earnings over a three year period from Jan 1, 2012 through December 31, 2014 and cumulative Free Cash over the same three-year period. “Net Earnings” means the Company’s net profits after taxes, ignoring the impact of acquisitions, if any. “Free Cash” means the amount of cash generated from the Company’s operations in excess of capital expenditures and net of proceeds from the sale of assets, ignoring the impact of acquisitions, if any.

The target levels of Net Earnings and Free Cash over that three-year period were set at $35.5 million and $26.6 million, respectively, and 50% of the bonus potential for each executive is attributable to the achievement of each of these performance objectives. These targets are intended to represent challenging, but reasonable, goals, the achievement of which will contribute meaningfully to long-term stockholder value creation as well as the long-term success of our business.

Each executive is eligible to vest in a portion of the PBRSUs included within the 2012 Annual Equity Grant to the extent that our performance with respect to one or both of the objectives equals at least 80% of the targeted amount. If the 80% threshold target for a performance goal is not attained, the executive would not receive any portion of the PBRSUs attributable to such target and that portion of the grant would be forfeited. The table below sets forth the vesting of the PBRSUs that each executive officer would be eligible to receive (expressed as a number of shares) pursuant to his respective employment agreement with respect to each 2012 performance objective, based upon various levels of actual performance.

The Annual Equity Grants awarded to each of the executive officers in 2012 are included in the “Stock Awards” column in the Summary Compensation Table herein. Because the 2012 Annual Equity Grants are subject to three-year cliff vesting, none of these awards has vested as of the date of this proxy statement.

Employment Agreements

The Company entered into employment agreements, which were amended in December 2011, with Messrs. Shoshani, Clancy, and Kieffer that provide for the specific targets and payment opportunities in connection with each element of our executive compensation package discussed herein under the heading “Compensation Components.”

Each employment agreement became effective on July 6, 2010 and has an initial term of three years. Each year, the employment agreements automatically renew for one additional year unless earlier terminated by the Company or by the executive officer. Each of the employment agreements provides for certain severance payments to the executive officers in the event of termination of their employment as described in greater detail under the heading “Potential Payments Upon a Termination or Change in Control.”

The employment agreements also contain customary non-solicitation and non-competition covenants, which remain in effect for 24 months following termination of employment with respect to Mr. Shoshani and for 12 months following termination of employment with respect to Messrs. Clancy and Kieffer. The agreements also entitle the executives to additional perquisites and other personal benefits as the Board, through its Compensation Committee, determine are reasonable and consistent with the Company’s overall compensation program.

Deferred Compensation and Pension Plans

Vishay Intertechnology maintained, among other benefit plans, a non-qualified defined benefit plan (the “Vishay Non-Qualified Retirement Plan”); a qualified defined contribution plan (the “Vishay Employee Savings Plus Plan”); and a non-qualified deferred compensation plan (the “Vishay Key Employee Wealth Accumulation Plan” or “VSH KEWAP”), for highly compensated employees, including executive officers. In anticipation of the spin-off, we formed parallel plans that provide for substantially similar benefits. In connection with the spin-off, Vishay Intertechnology caused the accounts and underlying assets and liabilities under the Vishay Intertechnology plans for our employees who were participating in those plans to be transferred to our corresponding plans or, in the case of Vishay Non-Qualified Retirement Plan and VSH KEWAP assets, from a rabbi trust established by Vishay Intertechnology to a rabbi trust that we established. In addition, prior to the spin-off, Vishay Intertechnology, through a subsidiary, maintained the Measurements Group Inc. Tax Deferred Savings Plan (a qualified defined contribution plan) that was transferred in its entirety to us in connection with the spin-off.

With the exception of Mr. Clancy, none of our executive officers participated in the Vishay Non-Qualified Retirement Plan. The Vishay Non-Qualified Retirement Plan was frozen effective December 31, 2008, and no further benefits have accrued beyond that date. In connection with the spin-off, we established a corresponding plan, the “VPG Non-Qualified Retirement Plan”, to preserve the benefits accumulated by certain of our employees under the Vishay Non-Qualified Retirement Plan. Only active employees who participated in the Vishay Non-Qualified Retirement Plan as of December 31, 2008 are eligible to participate in the parallel VPG plan. In connection with the freezing of the Vishay Non-Qualified Retirement Plan, Mr. Clancy became eligible to participate in a supplemental matching program under the Vishay Employee Savings Plus Plan, pursuant to which amounts were deposited in his VSH KEWAP account. This supplemental matching program continues under the corresponding VPG plans.

Every “highly compensated” employee (as such term is defined under ERISA), including our executive officers, is eligible to participate in our non-qualified deferred compensation plan (the “VPG KEWAP”). The VPG KEWAP permits eligible employees to make voluntary contributions. In addition, we are required to make contributions on behalf of Mr. Clancy to his VPG KEWAP account as described above.

Perquisites

We provide executive officers with perquisites and other personal benefits that VPG and the Compensation Committee believe are reasonable and consistent with our overall compensation program. These perquisites are not intended, however, to constitute a material portion of the executive’s compensation packages. In general, the perquisites, while not integral to the performance of an executive’s duties, must bear some relationship to the executive’s employment and be of perceived benefit to VPG. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

Individual Considerations

Compensation among the Company’s senior executives reflects a general assessment of their contributions to the Company’s current performance and its prospects for growth in the future. Our successes have always been fueled by the drivers of technological innovation, continuous efficiency improvement and synergistic acquisition. Mr. Shoshani leads in all these areas and his compensation reflects a perception by the Compensation Committee that the areas of his responsibility will continue to be the key drivers of our future performance.

Other Considerations Regarding Executive Compensation

Israeli benefits

Mr. Shoshani is employed by Vishay Advanced Technologies, Ltd., an Israeli subsidiary of VPG, and is a resident of Israel. As a result, he is entitled to certain benefits that are generally available to employees in Israel on a non-discriminatory basis, but are not afforded to the other named executive officers, including:

  advanced training fund, 7.5% of base salary

  severance fund, 8.33% of base salary

  disability insurance, 2.5% of base salary

  pension fund, 5% of base salary

These benefits are required by Israeli law or employment practices generally, and were taken into account by the Compensation Committee in formulating the overall compensation package for Mr. Shoshani.

Foreign currency considerations

Mr. Shoshani’s base salary is denominated in U.S. dollars and paid in New Israeli Shekels at a pre-determined exchange rate calculated in accordance with his employment agreement. The Compensation Committee evaluates the effect of foreign currency conversion rates in formulating the overall compensation package for Mr. Shoshani.

Tax deductibility of executive compensation

Section 162(m) of the Internal Revenue Code limits to $1 million the annual tax deduction for compensation paid to each of the CEO and any of the three highest paid other executive officers, other than the CEO and the Chief Financial Officer. However, compensation that qualifies as performance-based compensation is deductible even in excess of $1 million. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code. Our CEO’s compensation is paid by our Israeli subsidiary, Vishay Advanced Technologies, Ltd. However, a portion of that compensation is treated as compensation paid by VPG pursuant to the Internal Revenue Code; such portion of our CEO’s compensation is subject to Section 162(m) as described above. The portion of our CEO’s compensation that is paid by, and allocated to, Vishay Advanced Technologies, Ltd. is subject to Israeli tax laws, pursuant to which there is no limit on deductibility.

In certain situations, the Compensation Committee may approve compensation that will not satisfy the requirements of Section 162(m), in order to ensure competitive levels of total compensation for its executive officers. For example, the founder’s equity grants made in 2010 do not qualify as performance-based compensation; however, the Compensation Committee determined that the factors favoring granting these awards outweighed the tax considerations.

Executive Compensation Advisory Vote and Its Frequency

At the Company’s Annual Meeting of Stockholders held on June 2, 2011, consistent with the recommendation of our Board of Directors, our stockholders approved our Named Executive Officer compensation, with the proposal receiving support of over 97% of all votes cast (including 96% of votes cast by non-affiliates). We believe that the results of our 2011 stockholder advisory vote on executive compensation show that our executive compensation is accurately and appropriately aligned with the Company’s performance. The Compensation Committee will continue to consider the results of the say-on-pay vote when making compensation decisions, allowing our stockholders to provide input on our compensation philosophy, policies and practices. Also at the Company’s 2011 Annual Meeting of Stockholders, a majority of the votes cast by stockholders voted, on an advisory basis, to hold an advisory vote on executive compensation triennially. In line with this recommendation by the Company’s stockholders, the Company’s Board of Directors has decided that it will include an advisory stockholder vote on executive compensation in its proxy materials triennially until the next stockholder vote on the frequency of an advisory vote on executive compensation.

REPORT OF THE COMPENSATION COMMITTEE

To Our Stockholders:

We have reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Dr. Samuel Broydo, Chairman
Saul Reibstein
Timothy Talbert

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

COMPENSATION TABLES

Summary Compensation Table

Until the completion of our spin-off from Vishay Intertechnology on July 6, 2010, we were a wholly owned subsidiary of Vishay Intertechnology.

The information included in the table should be read in conjunction with the footnotes which follow, the descriptions of the employment agreements with each named executive officer described in “Compensation Discussion and Analysis,” and the “Grants of Plan Based Awards,” “Outstanding Equity Awards,” “Option Exercises and Stock Vested,” “Pension Benefits,” and “Non-Qualified Deferred Compensation” tables on the pages which follow.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive Plan	Deferred Comp.	All Other
		Salary	Bonus	Stock Awards	Option Awards	Compensation	Earnings	Comp.
		(1)		(2)		(3)	(4) (5)	(6)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ziv Shoshani	2012	$478,500	$-	$598,125	$-	$129,703	$18,188	$190,772	$1,415,288
President and Chief	2011	$478,500	$-	$461,214	$-	$360,092	$27,320	$223,511	$1,550,637
Executive Officer	2010	$359,071	$400,000	$1,726,206	$206,731	$410,229	$7,627	$287,819	$3,397,683

William M. Clancy	2012	$270,000	$-	$135,000	$-	$39,093	$44,340	$50,166	$538,599
Executive Vice President and	2011	$262,500	$-	$101,207	$-	$104,321	$93,362	$46,720	$608,110
Chief Financial Officer	2010	$226,208	$-	$200,000	$-	$115,444	$20,929	$43,837	$606,418

Thomas P. Kieffer	2012	$236,600	$-	$89,908	$-	$47,025	$-	$39,661	$413,194
Senior Vice President and	2011	$230,625	$-	$30,912	$-	$43,502	$-	$38,174	$343,213
Chief Technology Officer	2010	$205,898	$-	$167,500	$-	$77,925	$-	$34,829	$486,152
____________________

(1)	Column (c) reflects each executive officer’s base salary. Mr. Shoshani’s employment agreement provides for his salary to be denominated in U.S. dollars, but the Company subsequently agreed to pay his salary in New Israeli Shekels at a fixed exchange rate equal to 3.759 (based on the average exchange rate during the ten (10) month period ending on October 31, 2010) determined in accordance with his employment agreement. In 2012, the average U.S. Dollar/New Israeli Shekel exchange rate was 3.86.
(2)	Column (e) represents the grant-date fair value of RSUs granted to each executive officer in connection with the long-term equity award component of his compensation and in accordance with his employment agreement, computed in accordance with FASB ASC Topic 718 and the assumptions as set forth in Note 10 of our consolidated financial statements on Form 10-K filed on March 12, 2013, and assuming that all performance criteria are completely satisfied. For financial statement reporting purposes, the amount of compensation expense for RSUs is recognized ratably over the vesting period of the respective awards. The grant-date fair value does not necessarily reflect the value of shares actually received or which may be received in the future with respect to these awards.
(3)	Column (g) represents performance-based cash bonuses that our executive officers received with respect to performance in the applicable year. See “Compensation Discussion and Analysis—Compensation Components, Performance Bonus.”
(4)	Column (h) reflects the change in the actuarial present value of the named executive officer’s pension and other post-employment benefits under respective defined benefit retirement plans, from the plan measurement date used in preparing the prior year combined and consolidated financial statements to the plan measurement date used in preparing the current year combined and consolidated financial statements, determined using the same interest rate, mortality, and other actuarial assumptions used in our consolidated financial statements. See the “Pension Benefits” table herein for more information on the benefits payable to the named executive officers under their respective pension plans.
(5)	Each executive officer was entitled to participate, as of January 1, 2012, in the VPG non-qualified deferred compensation plan, which is substantially similar to its predecessor plan sponsored by Vishay Intertechnology. Under the VPG non-qualified deferred compensation plan, deferred amounts are credited with earnings based on the performance of notional investment options available under the plan. No portion of the earnings credited during 2012 was “above market” or “preferential.” Consequently, no deferred compensation plan earnings are included in the amounts reported in Column (h). See the “Non-Qualified Deferred Compensation” table for more information on the benefits payable under the VPG non-qualified deferred compensation plan.
(6)	All other compensation includes amounts deposited on behalf of each named executive officer into Vishay Intertechnology’s non-qualified deferred compensation plan, and the corresponding VPG plan, pursuant to the employment agreements with each named executive officer, personal use of company car, company match on 401(k) contributions, benefits generally available to employees in Israel, and other perquisites, as described herein:

	2012	2011	2010
Ziv Shoshani	$-	$-	$100,000	Vishay Intertechnology and Company contribution to nonqualified deferred compensation plan
	16,378	20,162	14,678	Personal use of Company car*
	152,640	183,464	146,182	Israeli employment benefits*
	21,754	19,885	26,959	Medical and prescription drug insurance premiums
	$190,772	$223,511	$287,819

William M. Clancy	$5,000	$4,900	$4,524	Vishay Intertechnology and Company contributions to nonqualified deferred compensation plan
	13,910	13,910	13,883	Personal use of Company car
	10,000	9,800	9,049	Company match to 401(k) plan
	20,014	17,300	15,659	Medical and prescription drug insurance premiums
	1,242	810	722	Group Term Life imputed income
	$50,166	$46,720	$43,837

Thomas P. Kieffer	$6,311	$6,042	$5,433	Personal use of Company car
	12,390	14,700	12,354	Company contribution to 401(k) plan
	17,619	15,326	15,181	Medical and prescription drug insurance premiums
	3,341	2,106	1,861	Group Term Life imputed income
	$39,661	$38,174	$34,829
____________________

*	Represents amounts paid in New Israeli Shekels (NIS) and translated at average exchange rates for the year. In 2012, the average U.S. Dollar/New Israeli Shekel exchange rate was 3.86.

Grants of Plan Based Awards

The following table provides information with regard to plan based awards granted to each named executive officer during 2012. The information included in the table should be read in conjunction with the footnotes which follow and the description of performance bonuses and long-term equity incentive awards described in “Compensation Discussion and Analysis—Compensation Components.”

The following table provides information concerning grants of plan-based awards to our named executive officers during the year ended December 31, 2012.

									Grant Date
		Estimated Future Payouts Under Non-			Estimated Future Payouts Under			All Other	Fair Value of
		Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Stock Awards (3)	Stock Awards (3)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Ziv Shoshani		239,250	358,875	957,000
	1/16/12				13,880	27,760	–	9,253	153,692
William M. Clancy		72,090	108,000	216,000
	1/16/12				3,133	6,266	–	2,088	34,682
Thomas P. Kieffer		47,320	70,980	141,960
	1/16/12				2,087	4,173	–	1,391	23,105
____________________

(1)	For 2012, Mr. Shoshani and Mr. Clancy were each eligible to earn an annual performance bonus based on the achievement of certain adjusted EBITDA and adjusted operating margin targets. Mr. Kieffer was eligible to earn 25% of his potential annual performance bonus based on the achievement of the same targets, with the remaining 75% of his potential annual performance bonus based on certain individual and financial performance goals. The threshold value for each executive officer was determined assuming that each performance criterion applicable to such executive officer was satisfied at the minimum level triggering payment. An executive is not entitled to receive any payout with respect to a particular performance criterion if less than 80% of the targeted performance is achieved. Each executive officer’s performance bonus package is further described under the heading “Compensation Discussion and Analysis—Compensation Components, Performance Bonus.” Performance bonuses relating to our executive officers’ 2012 performance were paid in March 2013.
(2)	For 2012, each of Messrs. Shoshani, Clancy, and Kieffer was granted an annual long-term equity incentive award, 75% of which was in the form of performance-based RSUs which will vest on January 1, 2015, as and to the extent that performance criteria have been achieved. The threshold figure for each executive officer was determined assuming that each performance criterion applicable to such executive officer was satisfied at the minimum level triggering vesting. An executive is not entitled to receive any payout with respect to a particular performance criterion if less than 80% of the targeted performance is achieved. Each executive officer’s long-term equity award package is further described under the heading “Compensation Discussion and Analysis—Compensation Components, Equity Compensation.” Long-term equity incentive awards for our executive officers for 2012 were granted on January 16, 2012.
(3)	For 2012, each of Messrs. Shoshani, Clancy, and Kieffer was granted an annual long-term equity incentive award, 25% of which was in the form of time-vested RSUs which will vest on January 1, 2015. Each executive officer’s long-term equity award package is further described under the heading “Compensation Discussion and Analysis—Compensation Components, Equity Compensation.” Long-term equity incentive awards for our executive officers for 2012 were granted on January 16, 2012, and their aggregate grant date fair value was computed in accordance with FASB ASC Topic 718 and based on a stock price of $16.61 (the closing price of our Common Stock on January 13, 2012 (the last trading day prior to the date of grant)).

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding (i) unexercised options and (ii) unvested stock awards and equity incentive plan awards held by our named executive officers and outstanding as of December 31, 2012.

		Option Awards					Stock Awards
		Number of		Number of			Number of
		Securities		Securities			Shares or		Market Value of
		Underlying		Underlying	Option		Units of		Shares or Units
		Unexercised		Unexercised	Exercise	Option	Stock That		of Stock That
		Options (#)		Options (#)	Price	Expiration	Have Not		Have Not Vested
Name	Grant Date	(Exercisable)		(Unexercisable)	($)	Date	Vested (#)		($)
Ziv Shoshani	12/14/2010						69,025	(1)	912,511
	3/15/2011	15,690	(2)	3,136	$18.92	2/27/2017
	3/15/2011						12,977	(3)	171,556
	3/15/2011						1,255	(4)	16,591
	1/16/2012						37,013	(5)	489,312
	3/20/2012						22,046	(6)	291,448

William M. Clancy	7/21/2010						8,625	(1)	114,023
	3/15/2011						2,983	(3)	39,435
	1/16/2012						8,354	(5)	110,440
	3/20/2012						4,837	(6)	63,945

Thomas P. Kieffer	7/21/2010						8,625	(1)	114,023
	3/15/2011						2,013	(3)	26,612
	1/16/2012						5,564	(5)	73,556
	3/20/2012						1,477	(6)	19,526
____________________

(1)	Represents founder’s equity grant RSUs granted to each of our executive officers in connection with the spin-off from Vishay Intertechnology. The founder’s equity grant RSUs vest in full on July 6, 2013 (the third anniversary of the spin-off).
(2)	Represents options granted in replacement of corresponding options to purchase common stock of Vishay Intertechnology that were cancelled in connection with the Company’s spin off from Vishay Intertechnology. 12,550 options vested on the date of grant, and the remaining 6,276 options vest in two equal annual installments on each of February 27, 2012 and February 27, 2013.
(3)	Represents annual equity incentive awards comprised of RSUs granted to each of our executive officers with respect to 2010 performance compensation. These RSUs will vest in three equal portions on each of March 15, 2012, March 15, 2013 and March 15, 2014.
(4)	Represents replacement grant RSUs granted to Mr. Shoshani to replace certain RSUs issued to him by Vishay Intertechnology that were cancelled in connection with the spin-off. These RSUs will vest in two equal portions on each of May 28, 2012 and May 28, 2013.
(5)	Represents annual equity incentive awards, 75% of which are in the form of PBRSUs which vest on January 1, 2015, but only to the extent that performance criteria have been achieved, and 25% of which are in the form of RSUs which vest on January 1, 2015.
(6)	Represents annual equity incentive awards comprised of RSUs granted to each of our executive officers with respect to 2011 performance compensation. These RSUs will vest in three equal portions on each of March 20, 2013, March 20, 2014 and March 20, 2015.

Option Exercises and Stock Vested

The following table provides information with regard to amounts paid to or received by our named executive officers during 2012 as a result of the vesting of RSUs that were granted to the executive officers as part of their compensation agreements, as well as a result of the vesting of RSUs that were granted to our CEO by Vishay Intertechnology prior to the spin-off.

	Stock Awards
	Number of
	Shares		Value
	Acquired on		Realized on
Name	Vesting (#)		Vesting
(a)	(d)		(e)
Ziv Shoshani	1,255	(1)	$17,595
	5,783	(2)	$86,745
	6,748	(3)	$101,827
William Clancy	980	(2)	$14,700
	1,059	(3)	$15,980
Thomas Kieffer	1,007	(2)	$15,105
	493	(3)	$7,439
____________________

(1)	Represents a portion of RSUs granted to Mr. Shoshani in connection with the spin-off to replace certain RSUs in Vishay Intertechnology stock that Mr. Shoshani forfeited at the time of the spin-off. These RSUs vested on May 28, 2012; the balance of the RSUs comprising this grant will vest on May 28, 2013.
(2)	Represents a portion of annual equity incentive awards comprised of RSUs granted to each of our executive officers with respect to 2010 performance. These RSUs vested on March 15, 2012; the balance of the RSUs comprising this grant vest in two equal portions on each of March 15, 2013 and March 15, 2014.
(3)	Represents a portion of annual equity incentive awards comprised of RSUs granted to each of our executive officers with respect to 2011 performance. These RSUs vested on March 20, 2012; the balance of the RSUs comprising this grant vest in three equal portions on each of March 20, 2013, March 20, 2014 and March 20, 2015.

Pension Benefits

Prior to the spin-off, our pension benefits were administered by Vishay Intertechnology. Beginning in January 2010, we began adopting independent pension benefit plans with substantially similar terms as those maintained by Vishay Intertechnology to ensure continuity of benefits for those Vishay Intertechnology employees who became VPG employees at the spin-off. A description of legacy Vishay Intertechnology plans and the new plans that we adopted in their place follows.

In the United States, Vishay Intertechnology maintained a non-qualified pension plan which provided defined benefits to U.S. employees whose participation in the qualified pension plan could jeopardize the qualification of such plan under the Internal Revenue Code. The plan was contributory and, other than its non-qualified status under ERISA, provided substantially the same benefits that were available under Vishay Intertechnology’s qualified retirement plan. Employees with five or more years of service were entitled to annual pension benefits beginning at normal retirement age on the first day of the month following the participant’s 65th birthday equal to the sum of 2.1% of the first $10,000 of earnings plus 2.64% of the annual earnings in excess of $10,000 with a new pension unit earned each year. The final pension was the sum of all units earned during the employee’s career. The plan permitted early retirement if the participant was at least age 55 and had at least five years of service. Employees could elect to receive their pension benefits in the form of a joint and survivor annuity or other contingent annuities. Employees were 100% vested immediately in their contributions. If employees terminated before rendering five years of service, they forfeited the right to receive the portion of their accumulated plan benefits attributable to the Company's contributions. Employees received the value of their accumulated benefits as a life annuity payable monthly from retirement. For each employee electing a life annuity, payments would not be less than the greater of (a) the employee’s accumulated contributions plus interest or (b) an annuity for five years. In connection with the spin-off, VPG adopted the VPG Non-Qualified Retirement Plan, which provides for substantially similar benefits to its Vishay Intertechnology counterpart. Like the Vishay Non-Qualified Retirement Plan, the VPG Non-Qualified Retirement Plan is frozen with respect to participation and accrual of benefits.

The following table provides information regarding the present value of benefits accrued under these retirement benefit plans and arrangements for our named executive officers:

		Number	Present Value
		of Years	of
		Credited	Accumulated	Payments During
Name	Plan Name	Service	Benefit (1)	Last Fiscal Year
(a)	(b)	(#)(c)	($)(d)	($)(e)
Ziv Shoshani	Individual contractual postemployment	n/a	$89,704	$-
medical arrangement (2)

William M. Clancy	VPG Non-qualified Retirement Plan (3)	12	$344,350	$-
____________________

(1)	These amounts have been calculated using interest rate, mortality, and other actuarial assumptions consistent with those used for financial reporting purposes set forth in Note 9 to VPG’s combined and consolidated financial statements included in our 2012 Annual Report on Form 10-K.
(2)	Pursuant to Mr. Shoshani’s employment agreement, the Company agreed to pay healthcare premiums to cover Mr. Shoshani, his spouse and his children under the age of 26 up to an aggregate amount of $15,000 annually. The amount set forth in the table above represents the present value of this benefit.
(3)	Mr. Clancy elected to begin participating in the Vishay Non-Qualified Retirement Plan effective January 1, 2000 and subsequently transferred to the VPG Non-Qualified Retirement Plan effective January 1, 2010. The Vishay Non-Qualified Retirement Plan was frozen effective December 31, 2008, such that participants accrued no additional benefits. The VPG Non-Qualified Retirement Plan is similarly frozen.

Non-qualified Deferred Compensation

The named executive officers participate in the VPG KEWAP (a non-qualified deferred compensation plan), which is available to all employees who meet certain criteria under the Internal Revenue Code. In addition to being eligible to participate in the VPG KEWAP, Mr. Clancy is entitled to receive Company contributions to his VPG KEWAP account. The named executive officers are also eligible to elect to defer additional amounts of compensation, subject to certain limitations. Only Mr. Kieffer elected to defer additional amounts of compensation during 2012.

While deferred, amounts are credited with “earnings” based on the performance of notional investment options available under the plan. No portion of the earnings credited during 2012 was “above market” or “preferential.” The following table sets forth information relating to the activity in the non-qualified deferred compensation plan accounts of the named executive officers during 2012 and the aggregate balance of the accounts as of December 31, 2012:

	Executive	Registrant		Aggregate		Aggregate
	Contributions	Contributions		Earnings in	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal		Last Fiscal	Withdrawals/	Last Fiscal
Name	Year	Year (1)		Year	Distributions	Year End
(a)	($)(b)	($)(c)		($)(d)	($)(e)	($)(f)
Ziv Shoshani	$-	$-		$36,068	$-	$824,301
William M. Clancy	-	5,000	(2)	20,433	(14,860)	177,632
Thomas P. Kieffer	67,473	-		36,027	-	1,209,240
____________________

(1)	These amounts are included in Column (i) of the “Summary Compensation Table” as a component of “All Other Compensation.” No portion of the earnings credited during 2012 was “above market” or “preferential.” Accordingly, no amounts related to earnings on deferred compensation have been included in the “Summary Compensation Table.”
(2)	This amount was contributed by the Company; the Company has an on-going matching contribution obligation with respect to Mr. Clancy pursuant to the supplemental match arrangement described herein under “Compensation Discussion and Analysis—Deferred Compensation and Pension Plans.”

Potential Payments Upon Termination or a Change in Control

Our employment agreements with our named executive officers provide incremental compensation in the event of termination, as described herein. Generally, VPG does not provide any severance specifically upon a change in control. However, our RSU agreements with the named executive officers do provide for accelerated vesting upon a change in control. Termination of employment also impacts outstanding stock options, RSUs, and non-qualified deferred compensation balances.

If we terminate Mr. Shoshani without “cause,” or if Mr. Shoshani resigns with “good reason” (as such terms are defined in his employment agreement) he is entitled to a severance package consisting of:

  24 months of base salary continuation;

  any earned but unpaid performance bonus for the immediately preceding calendar year;

  the immediate vesting of (a) all of the executive’s outstanding RSUs and (b) the executive’s outstanding PBRSUs granted prior to January 1, 2012;

  the executive’s outstanding PBRSUs granted on or after January 1, 2012 shall vest on their normal vesting date to the extent applicable performance criteria are realized (provided that upon a change in control, all outstanding PBRSUs would immediately vest as if the performance criteria had been satisfied);

  a pro rata annual performance bonus (calculated based on his performance bonus target); and

  continuation of certain health and medical benefits for three years following termination, provided that if the Executive’s employment terminates for any reason other than by the Company for Cause, after the executive attains age 62, such coverage will continue for the life of the executive.

If we terminate Messrs. Clancy or Kieffer without “cause,” or if they resign with “good reason” (as such terms are defined in their respective employment agreements) they are entitled to a severance package consisting of:

  12 months of base salary continuation;

  the immediate vesting of (a) all of the executive’s outstanding RSUs and (b) the executive’s outstanding PBRSUs granted prior to January 1, 2012;

  the executive’s outstanding PBRSUs granted on or after January 1, 2012 shall vest on their normal vesting date to the extent applicable performance criteria are realized (provided that upon a change in control, all outstanding PBRSUs would immediately vest as if the performance criteria had been satisfied);

  any earned but unpaid performance bonus for the immediately preceding calendar year; and

  a pro rata annual performance bonus (calculated based on their performance bonus targets).

The following table sets forth the compensation that would have been received by each of the Company’s executive officers had they been terminated without “cause,” or if they resigned with “good reason,” in either such case, as of December 31, 2012.

				Medical	Nonqualified	Total
	Salary			benefit/pension	deferred
	Continuation	Bonus	Equity grants	plan	compensation
	(1)	(2)	(3)	(4)	(5)
Ziv Shoshani	$957,000	$358,875	$2,183,323	$79,206	$824,301	$4,402,705
William M. Clancy	270,000	108,000	388,615	344,350	177,632	1,288,597
Thomas P. Kieffer	236,600	70,980	266,859	-	1,209,240	1,783,679
____________________

(1)	Represents two years’ of 2012 base salary, paid over two years, for Mr. Shoshani, and one year of 2012 base salary, paid over one year, for Messrs. Clancy and Kieffer.
(2)	Represents the target performance bonus for each of our executive officers with respect to performance in 2012. Pursuant to the employment agreements with our executive officers, we are required to pay the target performance bonus for the year in which the executive officer was terminated (pro-rated based on when termination occurred).
(3)	Represents the value of 165,153 shares for Mr. Shoshani, 29,396 shares for Mr. Clancy and 20,186 shares for Mr. Kieffer of otherwise unvested restricted stock, RSUs and PBRSUs (assuming all performance criteria is met), based on $13.22, the closing price of our Common Stock on December 31, 2012.
(4)	For Mr. Shoshani, this amount reflects the estimated value of three years’ worth of medical coverage for Mr. Shoshani, his spouse and his children under the age of 26, based on the value of such coverage at December 31, 2012 and assuming 10% increases in annual premiums. For Mr. Clancy, this amount reflects the present value of the balance in his VPG Non-Qualified Retirement Plan account.
(5)	Represents each executive officer’s VPG KEWAP balance as of December 31, 2012, as set forth in the “Non-Qualified Deferred Compensation Table.”

The following table sets forth the compensation that would have been received by each of the Company’s executive officers in the event of a change of control without that occurred on December 31, 2012 where the executives remained employed by the Company after such change of control.

				Medical	Nonqualified	Total
	Salary			benefit/pension	deferred
	Continuation	Bonus	Equity grants	plan	compensation
			(1)
Ziv Shoshani	$-	$-	$2,183,323	$-	$-	$2,183,323
William M. Clancy	-	-	388,615	-	-	388,615
Thomas P. Kieffer	-	-	266,859	-	-	266,859
____________________

(1)	Represents the value of 165,153 shares for Mr. Shoshani, 29,396 shares for Mr. Clancy and 20,186 shares for Mr. Kieffer of otherwise unvested restricted stock, RSUs and PBRSUs (assuming all performance criteria is met), based on $13.22, the closing price of our Common Stock on December 31, 2012.

Impact on Non-Qualified Deferred Compensation Balances

As described herein, the named executive officers are eligible to participate in a non-qualified deferred compensation plan. Each participant in VPG’s deferred compensation plan, or the “VPG KEWAP,” must elect, upon initial participation in the plan, the schedule of payments thereunder upon termination of such participant’s employment. In compliance with Section 409A of the Internal Revenue Code, Mr. Shoshani elected to receive a lump-sum distribution of the balance of his VPG KEWAP retirement account upon termination of his employment. Messrs. Clancy and Kieffer each elected to receive distributions from their respective retirement accounts over a ten-year period following termination of their employment.

Impact on Outstanding Stock Options

Pursuant to the 2010 Program, upon termination by retirement, death, or disability, an optionee has up to 12 months to exercise any vested options (limited by the expiration date of the respective options). Upon voluntary termination, the optionee has up to 60 days to exercise any vested options.

Impact on Restricted Stock Units

Certain executive officers received grants of RSUs. In the event of a change in control, or in the event of termination without cause, a voluntary termination by the executive for “good reason”, or a termination due to death or disability, all unvested RSUs vest immediately. If such termination or change in control had occurred at December 31, 2012, Messrs. Shoshani, Clancy and Kieffer would have vested immediately in 114,556, 18,533 and 13,506 RSUs, respectively. In addition, Messrs. Shoshani, Clancy and Kieffer would remain eligible to vest in up to 27,760, 6,266 and 4,173 PBRSUs, respectively, subject to the satisfaction of performance criteria associated with those PBRSUs; such vesting would occur, if at all, upon the Compensation Committee’s determination that the applicable performance criteria have been achieved.

Additional Information on Equity Compensation Plans

The following table provides certain information concerning our equity compensation plans as of December 31, 2012.

			Number of shares of
	Number of shares		common stock remaining
	of common stock to be	Weighted average	for future issuance
	issued upon exercise	exercise price of	under equity compensation
	of outstanding options	outstanding options	plans (excluding shares
	and rights	and rights	reflected in the first column)
Equity compensation plans approved by stockholders (1)
2010 Stock Incentive Program (2)
Stock options	32,382	$18.03
Restricted Stock Units	235,901	n/a
Total 2010 Stock Incentive Program	268,283		231,717

Equity compensation plans not approved by stockholders	-		-
Total equity compensation plans	268,283		231,717
____________________

(1)	Additional information about these plans is presented in Note 10 to the Company's consolidated financial statements, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.
(2)	The 2010 Program provides for the grant of stock options, restricted stock, unrestricted stock, and RSUs. Therefore the shares available for future issuance are presented only in total for the program.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

VPG maintains employment agreements with our CEO, and each of our other executive officers. See “Executive Compensation” herein. We historically have had significant agreements, transactions, and relationships with Vishay Intertechnology. See Note 3 to our combined and consolidated financial statements and “Agreements with Vishay Intertechnology” herein. For a more detailed discussion of these arrangements, see “Agreements with Vishay Intertechnology” in our information statement, dated June 22, 2010. The information statement was filed on June 22, 2010 as Exhibit 99.1 to our Registration Statement on Form 10.

Steven C. Klausner is a Vice President and Treasurer of VPG. Mr. Klausner is the brother-in-law of Chairman Marc Zandman. For 2012, Mr. Klausner received salary and benefits of $241,127.

Our Board has adopted a written Related Party Transaction Policy that governs the review, approval, or ratification of related party transactions between our Company and our directors and executive officers and their families; stockholders owning in excess of 5% of any class of our securities; and certain affiliates of these persons. The Nominating and Corporate Governance Committee has the responsibility to administer the policy. All related party transactions, including employment relationships and charitable contributions, must be approved or ratified by the Committee. Members of the Committee may not participate in any review, consideration, or approval of any transaction involving such member, any family member of such member, or any entity with which such member is affiliated. A copy of the Related Party Transaction Policy is available to stockholders in print upon request.

Our Related Party Transaction Policy requires that all new employment relationships with a family member of a director or executive officer be approved by the Committee. The Committee also must undertake an annual review of on-going employment relationships of family members of any director or executive officer.

Agreements with Vishay Intertechnology

In connection with the spin-off, we and Vishay Intertechnology entered into certain agreements which govern our relationship with Vishay Intertechnology and provide for the allocation of employee benefits, tax and other liabilities and obligations. The following are brief summaries of the terms of the material agreements we entered into with Vishay Intertechnology. Each summary is qualified in its entirety by reference to the full text of the applicable agreement.

Master Separation Agreement

The master separation agreement governs our separation from Vishay Intertechnology, the distribution of shares of our common stock and Class B common stock to Vishay Intertechnology stockholders and other matters related to Vishay Intertechnology’s relationship with us. References in this section to ancillary agreements refer to the tax matters agreement, the trademark license agreement, the employee matters agreement, the lease agreements, the transition services agreements, the secondment agreement, the patent license agreement, and the supply agreements, some of which are described herein, as well as other agreements between us and Vishay Intertechnology.

The Separation

In a series of transactions culminating on July 6, 2010, Vishay Intertechnology moved its precision measurement and foil resistor businesses to us, including assets and equity interests of certain subsidiaries of Vishay Intertechnology, and we moved a small amount of assets that we hold and that do not constitute part of our business to Vishay Intertechnology. Except as specified in the master separation agreement, we agreed to assume and perform all of the liabilities (including contingent liabilities) and obligations arising under or relating to the operation of the precision measurement and foil resistor businesses or the assets and equity interests that were transferred to us as part of the separation, whether incurred before or after the separation.

Exchangeable Notes and Warrants

In connection with the spin-off from Vishay Intertechnology, we were required to assume a portion of Vishay Intertechnology’s indebtedness arising out of a 2002 exchangeable note and warrant financing. Accordingly, we issued notes with an initial principal amount of approximately $10.0 million, exchangeable for shares of our common stock to such persons, as required by the put and call agreement between Vishay Intertechnology and the holders of the corresponding 2002 Vishay Intertechnology notes due December 13, 2102. We also issued warrants to acquire 630,252 shares of our common stock to such persons, as required by the 2002 warrant agreement between Vishay Intertechnology and American Stock Transfer and Trust Company. We filed a Registration Statement on Form S-3, file no. 333-173461, to register for resale by the recipients of these securities the warrants and the shares of our common stock issuable upon exchange of the notes or upon exercise of the warrants. The warrants expired in December, 2012.

Tax Matters Agreement

In connection with the master separation agreement, we entered into a tax matters agreement with Vishay Intertechnology. This agreement (1) governs the allocation of U.S. federal, state, local, and foreign tax liability between us and Vishay Intertechnology, (2) provides for certain restrictions and indemnities in connection with the tax treatment of the distribution, and (3) addresses certain other tax-related matters.

The tax matters agreement also provides that we are liable for taxes incurred by Vishay Intertechnology that arise as a result of our taking or failing to take certain actions that result in the distribution failing to meet the requirements of a tax-free distribution under Sections 355 and 368(a)(1)(D) of the Code. We therefore have agreed that, among other things, we will not take any actions that would result in any tax being imposed on the spin-off.

Transition Services Agreements

We entered into a transition services agreement pursuant to which Vishay Intertechnology, in its capacity as the provider, provides us, in our capacity as the recipient, with certain information technology and other services for a limited time to help ensure an orderly transition following the separation. In addition, we and Vishay Intertechnology entered into a reverse transition services agreement pursuant to which we, in our capacity as the provider, will provide to Vishay Intertechnology, in its capacity as the recipient, certain services for a limited time for Vishay Japan Co., Ltd., a subsidiary of Vishay Intertechnology. Other than the specific services to be provided and the costs associated with such services, the terms of the reverse transition services agreement will be the same as the terms of the transition services agreement.

Pursuant to the transition services agreement, Vishay Intertechnology, through its subsidiaries, provides to us certain information technology support services for our foil resistor business at costs set forth in the transition services agreement. Pursuant to the reverse transition services agreement, we, through our subsidiary, provide Vishay Japan Co., Ltd. certain information technology support services. The cost of the services provided may not necessarily be reflective of prices that could have been obtained for similar services from an independent third-party.

As of December 31, 2012, we had paid Vishay Intertechnology $0.6 million for services provided under the transition services agreement. Effective March 1, 2012, Vishay Intertechnology ceased providing services pursuant to this agreement.

Lease Agreements

We and Vishay Intertechnology, or our respective subsidiaries, entered into lease agreements for space in Be’er Sheva, Israel; Malvern, Pennsylvania; and Akita, Japan. In each case, the lease is at a market rate and on customary terms for a lease of its nature. In the aggregate, we paid Vishay Intertechnology $128,000 during 2012 and Vishay Intertechnology paid us $39,000 during the same period. We intend to continue these lease arrangements for the foreseeable future.

OTHER MATTERS

This proxy statement includes all of the business that the Board intends to present at the annual meeting. The Board is not aware of any other matters proposed to be presented at the meeting. If any other matter or matters are properly brought before the annual meeting or any adjournment thereof, it is the intention of the person named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

AVAILABILITY OF ANNUAL REPORT AND FORM 10-K TO STOCKHOLDERS

This proxy statement and our 2012 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for fiscal year ended December 31, 2012, are available at http://irVishayPG.com. VPG will provide to any stockholder, upon written request and without charge, a copy of our most recent Annual Report on Form 10-K, including the financial statements, as filed with the Securities and Exchange Commission. All requests for such reports should be directed to Investor Relations, Vishay Precision Group, Inc., 3 Great Valley Parkway, Suite 150, Malvern, PA 19355, telephone number (919) 374-5501.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2014 ANNUAL MEETING

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2014 Annual Meeting of Stockholders must be received by us no later than December 11, 2013 and must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

In accordance with our current bylaws, for a director nomination or a proposal of a stockholder to be raised from the floor and presented at our 2014 Annual Meeting of Stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, (A) not prior to February 20, 2014 nor later than March 21, 2014 or (B) in the event that the 2014 Annual Meeting of Stockholders is held prior to April 21, 2014 or after July 20, 2014, notice by the stockholder must be so received not later than the 60th day prior to the annual meeting, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, not later than the 10th day following the day on which public announcement of the date of such meeting is first made by us. A stockholder’s notice of intention to present a director nomination or a proposal should be addressed to our Secretary, Vishay Precision Group, Inc., 3 Great Valley Parkway, Suite 150, Malvern, Pennsylvania 19355.

The form of proxy issued with our 2014 proxy statement will confer discretionary authority to vote for or against any proposal made by a stockholder at our 2014 Annual Meeting of Stockholders and which is not included in our proxy statement. However, such discretionary authority is not permitted to be exercised if the stockholder proponent has given notice to our Secretary of such proposal between February 20, 2014 and March 21, 2014 and certain other conditions provided for in the SEC’s rules have been satisfied.

By order of the Board of Directors,

/s/ Roland B. Desilets
Roland B. Desilets
Corporate Secretary

April 10, 2013

VISHAY PRECISION GROUP, INC. 2010 STOCK INCENTIVE PROGRAM

     1. Purpose. The Vishay Precision Group Inc. 2010 Stock Incentive Program (the “Program”) provides for the grant of stock options, restricted stock and stock units to executive officers, key employees and directors of Vishay Precision Group Inc. (the “Company”) and its subsidiaries. The purpose of the Program is to enhance the long-term performance of the Company and to provide the selected individuals with an incentive to improve the growth and profitability of the Company by acquiring a proprietary interest in the success of the Company.

     2. Definitions. Whenever used in the Program, the masculine pronoun shall be deemed to include the feminine, the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:

          (a) “Agreement” means the written agreement between the Company and a Participant, or other documentation, evidencing an Award.

          (b) “Award” means a Stock Option, Restricted Stock, Unrestricted Stock or Stock Unit.

          (c) “Board” means the Board of Directors of the Company.

          (d) “Cause” means conduct by a Participant amounting to (1) fraud or dishonesty against the Company, (2) willful misconduct, repeated refusal to follow the reasonable directions of the Board of Directors of the Company, or knowing violation of law in the course of performance of the duties of Participant’s employment with the Company, (3) repeated absences from work without a reasonable excuse, (4) intoxication with alcohol or drugs while on the Company’s premises during regular business hours, (5) a conviction or plea of guilty or no contest to a felony or a crime involving dishonesty, or (6) a breach or violation of any Company policies regarding employee conduct, or a breach or violation of the terms of any employment or other agreement between Participant and the Company.

          (e) “Class B Common Stock” means the Class B common stock, $0.10 par value per share, of the Company.

          (f) “Code” means the Internal Revenue Code of 1986, as amended.

          (g) “Committee” means the Compensation Committee of the Board of Directors of the Company.

          (h) “Common Stock” means the common stock, par value $0.10 per share of the Company, other than Class B Common Stock.

          (i) “Company” means Vishay Precision Group Inc. a Delaware corporation, or any successor organization.

          (j) “Consent” has the meaning prescribed in Section 13 below.

          (k) “Disability” means a physical or mental condition which, in the judgment of the Committee, permanently prevents a Participant from performing his usual duties for the Company or such other position or job which the Company makes available to him and for which the Participant is qualified by reason of his education, training and experience. In making its determination, the Committee may, but is not required to, rely on advice of a physician competent in the area to which such Disability relates. The Committee may make the determination in its sole discretion and any decision of the Committee shall be binding on all parties.

          (l) “Employee” means a full-time, nonunion, salaried employee, as that term is understood under the common law, of the Company.

          (m) “Exercise Price” means the price per share at which Common Stock may be purchased upon exercise of a Stock Option.

          (n) “Expiration Date” means the last date upon which a Stock Option can be exercised, as described in Section 6(b).

          (o) “Fair Market Value” means, for any particular date, the last sale price of the Common Stock on the New York Stock Exchange or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of the Common Stock as reported for such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date. In the event that the Fair Market Value cannot be thus determined, it shall be determined in good faith by the Committee.

          (p) “Involuntary Termination” means a Termination of Employment but does not include a Termination of Employment for Cause or a Voluntary Resignation.

          (q) “Participant” means an individual to whom an Award is granted pursuant to the Program.

          (r) “Program” means the 2010 Vishay Precision Group Inc. Stock Incentive Program.

          (s) “Program Action” has the meaning prescribed in Section 13 below.

          (t) “Restricted Stock” means restricted shares of Common Stock that, until vested, may not be transferred and are forfeitable.

          (u) “Retirement” means a Termination of Employment from the Company or a Subsidiary, with the consent of the Company, on or after the earliest “normal retirement age” defined under any tax qualified retirement plan maintained by the Company.

          (v) “Stock Option” or “Option” means a right to purchase shares of Common Stock granted pursuant to Section 6 of this Program, which shall not be treated as an incentive stock option under section 422 of the Code.

          (w) “Stock Unit” means the right to receive a share of Common Stock on a date determined by the Committee and set forth in the applicable Agreement.

          (x) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock equal to 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (y) “Termination of Employment” means the termination of the employee-employer relationship between an Employee and the Company or a Subsidiary, or the termination of service as a member of the Board, regardless of the fact that severance or similar payments are made to the Participant, for any reason, including, but not limited to, a Voluntary Resignation, Involuntary Termination, termination for Cause, death, Disability or Retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment, or whether a Termination of Employment is for Cause. If a Participant is both an Employee and a member of the Board or if a Participant ceases to be an Employee or Board member and immediately commences service in the other capacity, then a Termination of Employment shall occur when the Participant` is neither an Employee nor a member of the Board.

          (z) “Unrestricted Stock” means unrestricted shares of Common Stock.

          (aa) “Voluntary Resignation” means a Termination of Employment as a result of the Participant’s resignation.

     3. Administration.

          (a) The Program shall be administered by the Committee, which shall consist of at least two directors who are not Employees of the Company or a Subsidiary. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. To the extent required for transactions under the Program to qualify for the exemptions available under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, the members of the Committee shall be “non-employee directors” within the meaning of Rule 16b-3. To the extent required for compensation realized from Awards to be deductible by the Company pursuant to section 162(m) of the Code, the members of the Committee shall be “outside directors” within the meaning of section 162(m). Notwithstanding the foregoing, no grant of an Award shall be invalidated if the Committee is not so constituted. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Program that would otherwise be the responsibility of the Committee.

          (b) The Committee shall have full authority, in its discretion, (a) to determine the Employees of the Company or any Subsidiary to whom Awards shall be granted and the terms and provisions of each Award, subject to the provisions of this Program, (b) to exercise all of the powers granted to it under this Program, (c) to construe, interpret and implement the Program and any Agreement, (d) to prescribe, amend and rescind rules and regulations relating to this Program, including rules governing its own operations, (e) to determine the terms and provisions of the respective Agreement with each Participant, (f) to make all determinations necessary or advisable in administering the Program, and (g) to correct any defect, supply any omission and reconcile any inconsistency in the Program. The Committee’s determinations under the Program need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Program (whether or not such persons are similarly situated). The Committee’s decisions shall be final and binding on all Participants.

          (c) Action of the Committee shall be taken by the vote of a majority of its members. The determination of the Committee on all matters relating to the Program or any Agreement (including, without limitation, the determination as to whether an event has occurred resulting in a forfeiture or a termination or reduction of the Company’s obligations in accordance with the terms of this Program) shall be final, binding and conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Program or any award thereunder.

          (d) Notwithstanding any other provision of the Program, the Committee (or the Board acting instead of the Committee), may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s) or any member of the Board), among those eligible to receive awards pursuant to the terms of the Program, who will receive Awards and the size of each such grant, to the fullest extent permitted by Section 157 of the Delaware General Corporation Law (or any successor provision thereto).

          (e) With respect to Awards granted to members of the Board who are not employees of the Company, the Program shall be administered (as otherwise set forth in this Section 3), including determining which individuals shall receive Awards and the terms of any such Awards, solely by the Board.

     4. Shares Available.

          (a) Subject to adjustment in accordance with Section 4(b), the number of shares of Common Stock for which Awards may be granted under this Program is 1,000,000, which may consist of treasury shares or authorized but unissued shares. The maximum number of shares of Common Stock subject to Awards granted under this Program to any participating Employee for any year shall not exceed 250,000 shares, subject to adjustment in accordance with Section 4(b), below. To the extent permitted by law, any shares of Common Stock attributable to the unexercised or otherwise unsettled portion of any Award that is forfeited, canceled, expires or terminates for any reason without being exercised or otherwise settled in full shall again be available for the grant of Awards under this Program, provided that no more than 1,000,000 shares of Common Stock cumulatively shall be available under this Program at any time.

          If (i) the Company withholds shares of Common Stock to satisfy its minimum tax withholding requirements as provided in Section 16 of the Program, (ii) an Option covering shares of Common Stock is exercised pursuant to an arrangement under which the Participant receives shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of the Common Stock subject to the Option exercised over the aggregate Option Exercise Price for such Options (“Immaculate Cashless Exercise”) or (iii) shares of Common Stock are tendered to the Company in payment of the Exercise Price of a Stock Option, other Options may not be granted covering (x) the shares of Common Stock so withheld to satisfy the Company’s tax withholding requirements, (y) the shares of Common Stock that were subject to such Option but not delivered because of the Immaculate Cashless Exercise or (z) the shares of Common Stock so tendered to pay the Exercise Price, as applicable. Options may not be granted covering shares of Common Stock repurchased by the Company on the open market with proceeds, if any, received by the Company on account of the payment of the Exercise Price for an Option by Participants.

          (b) If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, or stock split-up, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares that may be delivered under the Program and the number of shares subject to each outstanding Award, and, if appropriate, the Exercise Price under each such Option, shall be equitably adjusted by the Committee, whose determination shall be final, binding and conclusive. After any adjustment made pursuant to this Section 4(b), the number of shares subject to each outstanding Award shall be rounded down to the nearest whole number.

     5. Eligibility. Officers, other Employees of the Company or a Subsidiary, and members of the Board, who are responsible for or contribute to the management, growth, and profitability of the business of the Company or a Subsidiary are eligible for participation in this Program. The selection of individuals for participation in the Program shall be made by the Committee, based on a subjective evaluation of each individual’s performance and expected future contribution to the Company and its Subsidiaries, and may take into account the recommendations of the Chief Executive Officer of the Company.

     6. Granting of Stock Options.

          (a) Grant of Stock Options. The Committee, in its discretion, may grant Stock Options during any year that this Program is in effect to any eligible Employee. The terms of each Stock Option shall be contained in an Agreement, which shall contain the number of shares of Common Stock covered by the Option, the period during which the Option may be exercised, the Exercise Price, and any additional terms and conditions not inconsistent with this Program that the Committee deems to be appropriate. The Committee shall have complete discretion in determining the number of shares of Common Stock subject to each Option grant (subject to the share limitations set forth in Section 4(a)) and, consistent with the provisions of this Program, the terms, conditions and limitations pertaining to each Option. The terms of Options need not be uniform among Participants. By accepting a Stock Option, a Participant thereby agrees that the Option shall be subject to all of the terms and conditions of this Program and the applicable Agreement.

          (b) Option Term. The duration of each Option shall be specified in the Agreement and shall not exceed ten (10) years.

          (c) Option Price. The Exercise Price of the Common Stock purchasable under any Stock Option shall be determined by the Committee and set forth in each Agreement, subject to adjustment in accordance with Section 4(b). The Exercise Price shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

          (d) Exercise of Stock Options. Each Agreement shall contain a vesting schedule, which shall specify when the Stock Option shall become vested and thus exercisable; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, and may permit the Participant or any other designated person acting for the benefit of the Participant to exercise all or any part of the Option during all or part of the remaining Option term specified in Section 6(a), notwithstanding any provision of the Agreement to the contrary.

          (e) Termination of Employment.

               (i) Death or Disability. If a Participant has a Termination of Employment as a result of death or Disability, the time at which the unexercised portion of any Option becomes exercisable may be accelerated, including to make the Option immediately exercisable in full. Except as otherwise provided in an applicable Agreement, the Option, to the extent that it is not exercisable on the date of termination, shall expire and terminate on such date of termination and the Option, to the extent that it is exercisable (including after any acceleration of vesting) on such date of termination, shall expire and terminate on the earlier of the Expiration Date or first anniversary of the Participant’s death or disability. Any exercise of an Option following a Participant’s death shall be made only by the Participant’s executor or administrator, unless the Participant’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a Participant’s personal representative or the recipient of a specific disposition shall be entitled to exercise an Option pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Program and the applicable Agreement which would have applied to the Participant.

               (ii) Retirement. If a Participant has a Termination of Employment due to Retirement, the time at which the unexercised portion of an Option becomes exercisable may be accelerated, including to make the Option immediately exercisable in full. Except as otherwise provided in an applicable Agreement, the Option, to the extent that it is not exercisable on the date of Retirement, shall expire and terminate on such date of Retirement and the Option, to the extent that it is exercisable (including after any acceleration of vesting) on such date of retirement, shall expire and terminate on the earlier of the Expiration Date of the Option term or the first anniversary of the Participant’s Retirement.

               (iii) Other Termination. Except as otherwise provided in an applicable Agreement, if a Participant has a Termination of Employment for reasons other than as provided in subsections (i) and (ii) above, the Option, to the extent that it is not exercisable on the date of termination, shall expire and terminate on such date of termination and the Option, to the extent that it is exercisable (including after any acceleration of vesting) on such date of termination, shall expire and terminate on the earlier of the Expiration Date of the Option or on the 60th day after the Participant’s termination; provided, however, that the unexercised portion of any Option (including any vested portion) shall expire and terminate immediately upon a Termination of Employment for Cause.

               (iv) In the event that the Company in its sole discretion determines that the Participant has, at any time during the 12-month period following Termination of Employment violated the terms of any agreement with the Company or a Subsidiary regarding (i) engaging in a business that competes with the business of the Company or any Subsidiary, (ii) interfering in any material respect with any contractual or business relationship of the Company or any Subsidiary, or (iii) soliciting the employment of any person who was during such 12-month period, a director, officer, partner, Employee, agent or consultant of the Company or a Subsidiary, then (x) all outstanding unexercised Stock Options issued to the holder pursuant to the Program shall be forfeited and (y) upon written request from the Company, the Participant shall pay to the Company any gain realized upon the exercise of an Option within the 12-month period preceding the violation or such other period as may be set forth in the applicable Agreement.

          (f) Transfer of Option. Unless the Committee determines otherwise at the time an Option is granted, no Option granted under the Program shall be assignable or transferable other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the life of the Participant only by the Participant or his legal representative.

          (g) Substituted Options. Notwithstanding anything to the contrary in this Section 6, any Option issued in substitution for an Option previously issued by another entity, which substitution occurs in connection with a transaction to which Code section 424(a) is applicable, may provide for an Exercise Price computed in accordance with such Code section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued Option being replaced thereby.

     7. Exercise of Stock Options. A Stock Option shall be exercised by the delivery of a written notice of exercise to the Vice President and Secretary of the Company, or such other person specified by the Committee, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price and, pursuant to Section 16 any required withholding taxes. Payment of the Exercise Price for the shares of Common Stock being purchased shall be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company), or (b) at the discretion of the Committee and to the extent permitted by law, by such other provision as the Committee may from time to time prescribe. The Committee may allow exercises to be made by means of a “brokered cashless exercise,” with the delivery of payment as permitted under Federal Reserve Board Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Program’s purpose and applicable law. Payment shall be made on the date that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. Promptly after receiving payment of the full Exercise Price, the Company shall, subject to the provisions of Section 13, deliver to the Participant, or to such other person as may then have the right to exercise the Option, a certificate for the shares of Common Stock for which the Option has been exercised.

     8. Employees Based Outside of the United States. Notwithstanding any provision of this Program to the contrary, in order to foster and promote the achievement of the purposes of the Program, or to comply with these provisions in other countries in which the Company or any Subsidiary operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Employees employed outside the United States are eligible to participate in the Program, (ii) modify the terms and conditions of any Options granted to Employees who are employed outside the United States (including the grant of stock appreciation rights, as described in the following paragraph, in lieu of Stock Options), and (iii) establish subprograms, modified Option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable.

          The Committee in its discretion may grant stock appreciation rights in lieu of Stock Options to Employees employed outside the United States. A stock appreciation right shall provide an Employee the right to receive in cash the difference between the Fair Market Value of a share of Common Stock on the grant date and the exercise date, and otherwise shall have the same terms and conditions as a Stock Option granted hereunder. Stock appreciation rights granted under this Section 8 shall be considered as Stock Options for the application of the limitations in Section 4(a) of the Program.

     9. No Rights as a Stockholder. No Participant (or other person having the right to exercise an Option) shall have any of the rights of a stockholder of the Company with respect to shares subject to an Option until the issuance of a stock certificate to such person for such shares or the establishment of an account evidencing ownership of such shares in uncertificated form, except as otherwise provided in Section 4(b).

     10. Restricted Stock.

          (a) Restricted Stock Grants. The Committee may grant Restricted Stock to such key persons, in such amounts, and subject to such vesting and forfeiture provisions and other terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Program. The terms of a grant of Restricted Stock shall be contained in an Agreement, which shall contain the number of shares of Restricted Stock granted, when the Restricted Stock vests and any additional terms and conditions not inconsistent with this Program that the Committee deems to be appropriate If the Restricted Stock is newly issued by the Company, the Participant must make payment to the Company or its exchange agent in an amount at least equal to the par value of the shares as required by the Committee and in accordance with the Delaware General Corporation Law.

          (b) Issuance of Stock Certificate(s). Promptly after the Committee grants Restricted Stock to a Participant, the Company or its exchange agent shall issue to the Participant a stock certificate or stock certificates for the shares of Common Stock covered by the Award or shall establish an account evidencing ownership of the stock in uncertificated form. Upon the issuance of such stock certificate(s) or establishment of such account, the Participant shall have the rights of a stockholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provision described in Sections 10(d) and 10(e); (ii) in the Committee’s discretion, a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable Agreement.

          (c) Custody of Stock Certificate(s). Unless the Committee shall otherwise determine, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Agreement. The Committee may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability or, if the Restricted Stock is in book entry form, that such book entry or account be subject to electronic coding or stop order indicating that such shares of Restricted Stock are restricted by the terms of the Program. Such legend, electronic coding or stop order shall not be removed until such shares of Restricted Stock vest.

          (d) Nontransferability. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Program or the applicable Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to a period of continued employment with the Company, the attainment of performance goals or other conditions or a combination of such conditions) on which the nontransferability of the restricted stock shall lapse.

          (e) Termination of Employment. Except as may otherwise be provided by the Committee at any time prior to a Participant’s Termination of Employment, a Participant’s Termination of Employment for any reason (including death) shall cause the immediate forfeiture of all Restricted Stock that has not yet vested as of the date of such Termination of Employment. Unless the Board or the Committee determines otherwise, all dividends paid on such shares also shall be forfeited, whether by termination of any escrow arrangement under which such dividends are held, by the Participant’s repayment of dividends received directly, or otherwise.

     11. Unrestricted Stock. The Committee may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restrictions under the Program, to such key persons and in such amounts as the Committee shall determine in its sole discretion. Shares may be thus granted or sold in respect of past services or other valid consideration.

     12. Stock Units.

          (a) Stock Unit Grants. The Committee may grant Stock Units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Program. The terms of a grant of Stock Units shall be contained in an Agreement, which shall contain the number of Stock Units granted, whether the Stock Unit is subject to vesting and, to the extent applicable, when the Stock Units vest, when the shares of Common Stock will be issued and any additional terms and conditions not inconsistent with this Program that the Committee deems to be appropriate. Unless the applicable Agreement provides otherwise, a share of Common Stock will be issued immediately upon vesting of a Stock Unit. Stock Units may be awarded independently of or in connection with any other Award under the Program.

          (b) Nontransferability. Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Program or the applicable Agreement.

          (c) Vesting. Stock Units may be granted fully vested or subject to vesting. If a Stock Units is subject to vesting, the Committee at the time of grant shall specify the date or dates (which may depend upon or be related to a period of continued employment with the Company, the attainment of performance goals or other conditions or a combination of such conditions) on which the Stock Units shall vest.

          (d) Termination of Employment. Except as may otherwise be provided by the Committee at any time prior to a Participant’s Termination of Employment, a Participant’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all Stock Units that have not yet vested as of the date of such Termination of Employment.

     13. Consents and Approvals. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the issuance of shares under the Program or the taking of any other action thereunder (each such action being hereinafter referred to as a “Program Action”), then such Program Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. The term “Consent” as used herein with respect to any Program Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the Participant with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a Program Action by any governmental or other regulatory bodies.

     14. Change in Control.

          (a) Change in Control Defined. A “Change in Control” shall be deemed to have occurred at such time as:

               (i) a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company or any of its Subsidiaries or any employee benefit plans of the Company or any of its Subsidiaries or any Permitted Holders) becomes the direct or indirect “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of 50% or more, in the aggregate, of the voting power of the (x) Common Stock and Class B Common Stock then outstanding or (y) other capital stock into which the Common Stock or Class B Common Stock is reclassified or changed;

               (ii) the consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than to a Subsidiary of the Company; provided, however, that a transaction where the holders of the Common Stock and the Class B Common Stock immediately prior to such transaction own, directly or indirectly, more than 50% of aggregate voting power of all classes of common equity of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Change in Control;

               (iii) the Continuing Directors cease to constitute at least a majority of the Company’s board of directors; or

               (iv) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

          “Permitted Holder” means each of Dr. Felix Zandman or his wife, children or lineal descendants (including the estate of any such person), the Estate of Mrs. Luella B. Slaner or her children or lineal descendants, any trust established for the benefit of such persons, or any “person” (as such term is used in Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, controlling, controlled by or under common control with any such person mentioned in this paragraph or any trust established for the benefit of such persons or any charitable trust or non-profit entry established by a Permitted Holder, or any group in which such Permitted Holders hold more than a majority of the voting power of the Common Stock and Class B Common Stock deemed to be beneficially owned by such group.

          “Continuing Director” means a director who either was a member of the Board of Directors on April 1, 2008 or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the stockholders of the Company is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as nominee for director.

          (b) Effect of a Change in Control.

               (i) Upon the occurrence of a Change in Control, the Committee may cause all or some of the Awards outstanding under the Program to be fully vested as of the effective date of the Change in Control.

               (ii) Upon the occurrence of a Change in Control that results in (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion (which may include not treating all Options uniformly), elect to either:

                    (1) amend each Stock Option so that it becomes exercisable in full at least two weeks before the occurrence of such event and expires upon the occurrence of such event;

                    (2) cancel, effective immediately prior to the occurrence of such event, each Stock Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant an amount in cash, for each share of Common Stock subject to such Stock Option equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the Exercise Price of such Stock Option; or

                    (3) provide for the exchange of each Stock Option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property which a holder of the number of shares of Common Stock subject to such Stock Option would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the Exercise Price of the Stock Option, or the number of shares or amount of property subject to the Stock Option or, if appropriate, provide for a cash payment to the Participant in partial consideration for the exchange of the Stock Option.

     15. Limitations Imposed by Section 162(m)

          (a) Qualified Performance-Based Compensation. The Committee may make the granting and/or vesting of an Award subject to the attainment of one or more pre-established objective performance goals during a performance period, as set forth below. It is intended that the compensation realized by the Participant from such Awards would qualify as “qualified performance-based compensation” within the meaning of Code section 162(m).

               (i) Performance Goals. Prior to the ninety-first (91st) day of the applicable performance period or during such other period as may be permitted under section 162(m) of the Code, the Committee shall establish one or more objective performance goals with respect to such performance period. Such performance goals shall be expressed in terms of one or more of the following criteria: (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends); (b) adjusted net income (meaning net income, excluding specified items of income, expense, gain or loss, including, without limitation, any or all of restructuring and related severance costs, fixed asset or inventory write-downs and related purchase commitment charges, impairment charges for goodwill or indefinite-lived intangible assets, and individually material one-time gains or charges); (c) adjusted operating income (meaning operating income, excluding specified items of income, expense, gain or loss, including, without limitation, any or all of restructuring and related severance costs, fixed asset or inventory write-downs and related purchase commitment charges, impairment charges for goodwill or indefinite-lived intangible assets, and individually material one-time gains or charges), (d) gross or net sales; (e) cash flow(s) (including either operating or net cash flows); (f) financial return ratios; (g) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (h) value of assets, return or net return on assets, net assets or capital (including invested capital); (i) adjusted pre-tax margin; (j) margins, profits and expense levels; (k) dividends; (l) market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas; (m) reduction of losses, loss ratios or expense ratios; (n) reduction in fixed costs; (o) operating cost management; (p) cost of capital; (q) debt reduction; (r) productivity improvements; (s) inventory turnover measurements; or (t) customer satisfaction based on specified objective goals or a Company-sponsored customer survey. Each such performance goal (A) may be expressed (1) with respect to the Company as a whole or with respect to one or more divisions or business units, (2) on a pre-tax or after-tax basis, (3) on an absolute and/or relative basis, and (B) may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based, net income-based or operating income-based measures, may employ comparisons to net revenues, capital, stockholders’ equity and shares outstanding.

          To the extent applicable, the measures used in performance goals set under the Program shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following, unless otherwise determined by the Committee consistent with the requirements of section 162(m)(4)(C) and the regulations thereunder:

                    (1) all items of gain, loss or expense for a fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company;

                    (2) all items of gain, loss or expense for a fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by Company during the fiscal year; and

                    (3) all items of gain, loss or expense for a fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

                    (4) To the extent any objective performance goals are expressed using any earnings or sales-based measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee and established at the time the applicable performance goals are established.

               (ii) Performance Period. The Committee in its sole discretion shall determine the length of each performance period.

          (b) Nonqualified Deferred Compensation. Notwithstanding any other provision hereunder, if and to the extent that the Committee determines the Company’s federal tax deduction in respect of an Award may be limited as a result of section 162(m) of the Code, with respect to Restricted Stock or Stock Units, the Committee may require the Participant to surrender to the Committee any certificates with respect to Restricted Stock and agreements with respect to Stock Units, in order to cancel the awards of such Restricted Stock or Stock Units. In exchange for such cancellation, the Committee shall credit to a book account a cash amount equal to the Fair Market Value of the shares of Common Stock subject to such Awards. The amount credited to the book account shall be paid to the Participant within 30 days after the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code. The Participant shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

     16. Tax Withholding. The Company shall withhold any taxes required to be withheld by federal, state or local government in connection with an Award. The Company shall have the right to require a Participant to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares. A Participant may pay the withholding tax in cash, or, if the Agreement provides, a Participant may also elect to have the number of shares of Common Stock he is to receive reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the shares determined as of the date on which the amount of tax to be withheld is determined, is sufficient to satisfy federal, state and local, if any, withholding taxes arising from the Award. Any such election must be made on or before the date on which the amount of tax required to be withheld is determined.

     17. Right of Discharge Reserved. Nothing in the Program or in any Agreement shall confer upon any Participant the right to continue as an Employee or executive officer of the Company or any Subsidiary, or affect any right which the Company may have to terminate such Employee or executive officer.

     18. Amendment.

          (a) In General. The Board may amend the Program, and the Committee may amend any outstanding Agreement, in any respect whatsoever, except that, other than pursuant to Section 14(b), no amendment to an outstanding Agreement shall materially impair any rights or materially increase any obligations of any Participant under any Award without the consent of the Participant (or, after the Participant’s death, the person succeeding to the Participant’s interests with respect to the Award). An amendment shall be subject to stockholder approval to the extent necessary for compliance with Code section 162(m) and other applicable law or regulation.

          (b) Repricing of Options and Cash Buyouts. Notwithstanding any provision in the Program to the contrary, neither the Board nor the Committee may, without obtaining prior approval by the Company’s shareholders:

               (i) Reduce the Exercise Price of any issued and outstanding Option granted under the Program at any time during the term of such Option (other than by adjustment pursuant to Section 4(b) of the Program relating to changes in capitalization); or

               (ii) Authorize the Company to purchase Options or exchange Options for cash or other property, except to the extent specifically authorized under circumstances described in Section 7, Section 14(b) or Section 16 of the Program relating to Immaculate Cashless Exercise, change in control and tax withholding, respectively.

     19. Term of the Program. This Program initially became effective on July 6, 2010, the date approved by the stockholder of the Company. The Program, as amended and restated, is effective on June 2, 2011, the date the amendment and restatement was adopted by the Board. The Program shall terminate upon the earlier of (i) the date on which all Common Stock available under this Program have been issued, (ii) May 21, 2023, or (iii) the termination of this Program by the Committee subject to approval of the Board of Directors of the Company. No Award may be granted after the termination of the Program. Any outstanding Awards as of the date the Program terminates shall remain in full force and effect, subject to the terms of the Program and the relevant Agreement relating to such Award.

     20. Indemnification. Each person who is or shall have been a member of the Committee, or of the Board of Directors, shall be indemnified and held harmless by the Company from and against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Program and against and from any and all amounts paid by such person in settlement thereof with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled from the Company, as a matter of law, or otherwise.

     21. Successors. All obligations of the Company under the Program, with respect to any Award granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

     22. Severability. In the event any provision of the Program shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Program, and the Program shall be construed and enforced as if the illegal or invalid provision had not been included.

     23. Governing Law. This Program and any grant of Awards made and any action taken hereunder shall be subject to and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

VISHAY PRECISION GROUP, INC.

2010 Stock Incentive Program

2010 ISRAELI ADDENDUM

     This 2010 Israeli Addendum is implemented for appropriate administration of the 2010 Stock Incentive Program in Israel. It shall form a part of the 2010 Stock Incentive Program of Vishay Precision Group Inc., and it shall apply only to Employees who are (i) deemed residents of the State of Israel for the purpose of Israeli tax laws; and (ii) employed by Vishay Precision Group, Inc. or any of its Israeli Subsidiaries.

Vishay Precision Group Inc.

2010 Stock Incentive Program

2010 ISRAELI ADDENDUM

1.

Purpose of the Addendum: This 2010 Israeli Addendum shall form an integral part of the 2010 Stock Incentive Program (the “Program”) of Vishay Precision Group Inc. (the "Company"), and it shall apply only to Employees who are (i) deemed residents of the State of Israel for the purpose of Israeli tax laws; and (ii) employed by the Company or any of its Israeli Subsidiaries.

This Addendum modifies the Program so that it shall comply with the requirements set by the Israeli Tax Ordinance and the Rules (as defined below).

The Program and this 2010 Israeli Addendum are complimentary to each other and shall be read and deemed as one. Any requirements provided in this Addendum shall be in addition to the requirements provided in the Program and in the Agreement. In the event of a conflict, whether explicit or implied, between the provisions of the Program and this Addendum, the latter shall govern and prevail.

2.	Definitions:

	(a)	Unless otherwise defined herein, the terms defined in the Program shall have the same defined meaning in this Addendum.

	(b)	For the purposes of this Addendum, the following terms shall have the meaning ascribed thereto as set forth below:

		(i)	"Addendum" means this 2010 Israeli Addendum, as amended from time to time.

		(ii)	"Rights" means stock options, stock and stock units granted by the Company granted in accordance with the terms of the Program.

		(iii)	"Additional Rights" means any distribution of rights granted in accordance with the terms of the Program, in connection with 102 Trustee Rights (as defined below) and/or with the Common Shares issued pursuant to such Rights.

		(iv)	"Controlling Shareholder" shall have the same meaning ascribed to it in Section 32(9) of the Tax Ordinance (as defined below).

		(v)	"Employee" shall have the same meaning ascribed to it Section 102.

		(vi)	"Lock-up Period" means the period during which the Trustee shall hold on behalf of the Employee Section 102 Trustee Rights granted to an Employee or, the underlying Common Shares as well as any Additional Rights distributed in connection therewith, in accordance with the terms and conditions set forth in Section 102, pursuant to the Company's Section 102(b) Route Election, as applicable, and the Rules.

		(vii)	"Section 102" means Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 and the Rules, as applicable, and any regulations, rules, orders or procedures promulgated thereunder, all as amended from time to time.

		(viii)	“Non-Employee” means a consultant, adviser, service provider or any other person who is not an Employee.

		(ix)	"Rules" means Income Tax Rules (Tax Relief upon the Allotment of Shares to Employees), 2003.

	(x)	"Section 3(i)" means Section 3(i) of the Tax Ordinance and the applicable rules or regulations thereto, all as amended from time to time.

	(xi)	"Section 3(i) Right" means a Right granted pursuant to Section 3(i).

	(xii)	“Section 102 Trustee Right" means a Right intended to qualify, under the provisions of Section 102(b) of the Tax Ordinance (including the Section 102(b) Route Election), as either:

		i.	“Ordinary Income Right Through a Trustee” for the special tax treatment under Section 102(b)(1) and the “Ordinary Income Route”, or

		ii.	“Capital Gain Right Through a Trustee"” for the special tax treatment under Section 102(b)(2) and the “Capital Route”.

	(xiii)	“Section 102(b) Route Election” means the right of the Company to choose either the “Capital Route” (as set under Section 102(b)(2)), or the “Ordinary Income Route” (as set under Section 102(b)(1)), but subject to the provisions of Section 102(g) of the Tax Ordinance, as further specified in Section 5 below.

	(xiv)	“Section 102 Non-Trustee Right” means a Right granted not through a trustee under the terms of Section 102(c) of the Tax Ordinance.

	(xv)	“Tax Ordinance” means the Israeli Income Tax Ordinance, 1961.

	(xvi)	"Trustee" means a person or an entity, appointed by the Company and approved in accordance with the provisions of Section 102, to hold in trust on behalf of the Employees the granted Rights, or the underlying Common Shares, as well as all Additional Rights granted in connection therewith, in accordance with the provisions of Section 102.

	(xvii)	"Trust Agreement" means a written agreement between the Company and the Trustee, which sets forth the terms and conditions of the trust and is in accordance with the provisions of Section 102.

3.

Administration: Further to the authorities of the Committee, as detailed in Section 3 of the Program, with regard to this Addendum, the Committee shall have full power and authority, at all times, to: (i) designate Rights as an: Section 102 Trustee Right, Section 102 Non-Trustee Right or Section 3(i) Right; (ii) make a Section 102(b) Route Election (subject to the limitations set under Section 102(g)); and (iii) determine any other matter and execute any document which are necessary or desirable for, or incidental to, the administration of the Addendum and the grant of Rights hereunder.

4.

Eligibility: Subject to the terms and conditions of the Program, Section 102 Trustee Rights and Section 102 Non-Trustee Rights may be granted only to Employees of the Company or its Subsidiary provided that such Subsidiary is "employing company" within the meaning of Section 102(a) of the Tax Ordinance. Section 3(i) Rights may be granted only to Non-Employees and/or Employees who are Controlling Shareholders prior to and/or after the issuance of the Rights.

5.

Section 102(b) Route Election: No Section 102 Trustee Rights may be granted under this Addendum to any eligible Employee, unless and until, the Company's election of the type of Section 102 Trustee Rights, either as "Ordinary Income Right Through a Trustee" or as "Capital Gain Right Through a Trustee", is appropriately filed with the Income Tax Authorities before the first date of grant of Section 102 Trustee Right. Such Section 102(b) Route Election shall become effective beginning the first date of grant of a Section 102 Trustee Right under this Addendum and shall remain in effect until the end of the year following the year during which the Company first granted Section 102 Trustee Rights. The Section 102(b) Route Election shall obligate the Company to grant only the type of Section 102 Trustee Right it has elected, and shall apply to all Employees who were granted Section 102 Trustee Rights during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Tax Ordinance. For avoidance of doubt, it is clarified that the Company does not obligate itself to file a Section 102(b) Route Election, and in any case, such Section 102(b) Route Election shall be at the sole discretion of the Company. It is further clarified that such Section 102(b) Route Election shall not prevent the Company from granting Section 102 Non-Trustee Rights simultaneously.

6.	Trustee:

	(a)	Section 102 Trustee Rights, which shall be granted under the Addendum and any Common Shares issued pursuant to such Rights shall be issued to the Trustee who shall hold the same in trust for the benefit of the Employees at least for the applicable Lock-up Period. Upon the expiration of the Lock-up Period and subject to any further period included in the Program and/or in the Agreement, the Trustee may release Section 102 Trustee Rights or Common Shares issued pursuant to such Rights to Employee only after the Employee's full payment of his or her tax liability in connection therewith due pursuant to the Tax Ordinance and the Rules.

	(b)	Notwithstanding the above, in the event that an Employee shall elect to release Section 102 Trustee Rights or the Common Shares issued pursuant to such Rights prior to the expiration of the Lock-up Period, the sanctions under Section 102 shall apply to and shall be borne solely by the Employee.

	(c)	Any Additional Rights distributed to Employees shall be deposited with and/or issued to the Trustee for the benefit of the Employees, and shall be held by the Trustee for the applicable Lock-up Period in accordance with the provisions of Section 102 and the Rules.

	(d)	Upon receipt of Section 102 Trustee Rights, an Employee will sign the Agreement, which shall be deemed as the Employee’s undertaking to exempt the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, the Addendum and any Right, Common Share or other rights received by the Employee in connection therewith.

	(e)	The Trustee and the Employees shall comply with the Tax Ordinance, the Rules and the provisions of the Trust Agreement.

7.

Issuance Section 102 Trustee Rights: The Company may grant Section 102 Trustee Rights after the passage of thirty (30) days' following the delivery, to the appropriate Israeli Income Tax Authorities, of a request for approval of the Program and the Addendum as well as the Trustee according to Section 102. Notwithstanding the above, if within ninety (90) days' following the delivery of such request, the tax officer notifies the Company of its decision not to approve the Program and/or the Addendum, the Rights, which were intended to be granted as Section 102 Trustee Rights, shall be deemed to be Section 102 Non-Trustee Rights, unless otherwise was approved by the tax officer.

8.

Fair Market Value: Without derogating from the definition of Fair Market Value in the Program and solely for the purpose of determining the tax liability with respect to the grant of Capital Gain Right Through a Trustee pursuant to Section 102(b)(3), (i) if at the Date of Grant the Company’s stock is listed on any established stock exchange or a national market system or if the Company’s stock will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a share of Common Stock at the Date of Grant shall be determined in accordance with the average value of the Company’s Common Stock on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be; (ii) if the stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or (iii) in the absence of an established market, the Fair Market Value thereof shall be determined in good faith by the Company.

9.	Tax Consequences:

(a)

Any tax consequences arising from the grant or exercise of any Right, from the payment for Common Shares covered thereby or from any other event or act (of the Employee, the Company, its Subsidiaries or the Trustee) hereunder, shall be borne solely by the Employee. The Company and/or its Subsidiaries and/or the Trustee shall withhold taxes according to the requirements under the Tax Ordinance, the Rules and any other applicable laws, rules, and regulations, including withholding taxes at source. The Company and/or the Trustee shall not be required to release any Share certificate to the Employee until all required payments have been fully made.

Furthermore, the Employee shall agree to indemnify the Company, the Subsidiary that employs the Employee and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Employee.

(b) In the event that Employee shall cease to be employed by the Company or its Subsidiary for any reason, the Employee shall be obligated upon the Company's, the Subsidiary's or the Trustee's first demand to provide the Company, its Subsidiary and the Trustee with a security or guarantee, in the degree and manner satisfactory to them, to cover any future tax obligation resulting from the disposition of the Rights and/or the Common Shares acquired thereunder.

(c) With regard to Section 102 Trustee Rights, to the extent Section 102 and/or the Assessing Officer's approval require the Addendum to contain specified provisions in order to qualify the Rights for preferential tax treatment, such provisions shall be deemed to be stated in this Addendum and to be an integral part hereof.

10.	Non-Transferability: Notwithstanding anything in the Program to the contrary, with regard to Section 102 Trustee Rights and the shares of Common Stock issued pursuant to such Rights, as long as such Rights and/or Shares are held by the Trustee on behalf of the Employee, all rights of the Employee with respect thereto are personal and cannot be transferred, assigned, pledged or mortgaged, other than by will or by the laws of descent and distribution.

11.	Governing Tax Law: This Addendum and all instruments issued thereunder or in connection therewith shall be governed by and construed and enforced in accordance with the tax laws of the state of Israel, without giving effect to the principles of conflict of laws.

12.	Effectiveness: This Addendum shall be effective with respect to Rights granted prior to or after its adoption by the Company.

*          *          *

VISHAY PRECISION GROUP, INC. 3 GREAT VALLEY PARKWAY SUITE 150 MALVERN, PA 19355
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
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		For	Withhold	For All
		All	All	Except
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐
Nominees
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01	Marc Zandman	02	Dr. Samuel Broydo	03	Saul Reibstein	04	Timothy Talbert	05	Ziv Shoshani

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2	To ratify the appointment of Ernst & Young LLP as Vishay Precision Group, Inc.'s registered public accounting firm for the year ending December 31, 2013.	☐	☐	☐

3	To approve the amended and restated Vishay Precision Group, Inc. 2010 Stock Incentive Program, including an increase in the number of common shares available for issuance thereunder.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)	Yes	No	☐

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 2012 Annual Report is/are available at www.proxyvote.com.

VISHAY PRECISION GROUP, INC.
Annual Meeting of Shareholders
May 21, 2013
This proxy is solicited by the Board of Directors

The undersigned hereby appoints William M. Clancy and Roland B. Desilets, and each of them acting individually, with full power of substitution, to vote all shares of common stock and Class B common stock of Vishay Precision Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vishay Precision Group, Inc. to be held at the The Desmond Hotel and Conference Center, 1 Liberty Boulevard, Malvern, PA 19355, at 9:30 a.m., local time, on Tuesday, May 21, 2013, and at any postponement or adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as indicated on the reverse side.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side